                                                                  Execution Copy

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             AMENDED AND RESTATED MASTER LOAN AND SECURITY AGREEMENT

                          -----------------------------

                           DATED AS OF OCTOBER 7, 1998

                         ------------------------------

                           ALLIED CAPITAL CORPORATION,
                                  AS A BORROWER

                                       AND

                        BUSINESS MORTGAGE INVESTORS, INC.
                                  AS A BORROWER

                           COLLECTIVELY, THE BORROWERS

                                       AND

                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                                    AS LENDER


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

                                TABLE OF CONTENTS


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
RECITALS              1

SECTION 1.  DEFINITIONS AND ACCOUNTING MATTERS....................................................................1
        1.01  Certain Defined Terms...............................................................................1
        1.02  Accounting Terms and Determinations................................................................10

SECTION 2.  LOANS, NOTE AND PREPAYMENTS..........................................................................10
        2.01  Loans............................................................................................. 10
        2.02  Notes   ...........................................................................................10
        2.03  Procedure for Borrowing............................................................................11
        2.04  Limitation on Types of Loans; Illegality...........................................................11
        2.05  Repayment of Loans; Interest.......................................................................12
        2.06  Mandatory Prepayments or Pledge....................................................................12
        2.07  Indemnity..........................................................................................13
        2.08  Extension of Termination Date......................................................................13

SECTION 3.  PAYMENTS; COMPUTATIONS; ETC..........................................................................13
        3.01  Payments...........................................................................................13
        3.02  Computations.......................................................................................13
        3.03  Requirements of Law................................................................................13

SECTION 4.  COLLATERAL SECURITY..................................................................................14
        4.01  Collateral; Security Interest......................................................................14
        4.02  Further Documentation..............................................................................15
        4.03  Changes in Locations, Name, etc....................................................................16
        4.04.  Lender's Appointment as Attorney-in-Fact..........................................................16
        4.05.  Performance by Lender of Borrower's Obligations...................................................17
        4.06.  Proceeds..........................................................................................17
        4.07.  Remedies..........................................................................................17
        4.08.  Limitation on Duties Regarding Presentation of Collateral.........................................18
        4.09.  Powers Coupled with an Interest...................................................................18
        4.10  Release of Security Interest.......................................................................18

SECTION 5.  CONDITIONS PRECEDENT.................................................................................19
        5.01  Initial Loan.......................................................................................19
        5.02  Initial and Subsequent Loans.......................................................................19

SECTION 6.  REPRESENTATIONS AND WARRANTIES.......................................................................21
        6.01  Existence..........................................................................................21
        6.02  Financial Condition................................................................................21

                                      -i-
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
        6.03  Litigation.........................................................................................22
        6.04  No Breach..........................................................................................22
        6.05  Action  ...........................................................................................22
        6.06  Approvals..........................................................................................22
        6.07  Margin Regulations.................................................................................22
        6.08  Taxes   ...........................................................................................22
        6.09  Investment Company Act.............................................................................22
        6.10  Collateral; Collateral Security....................................................................23
        6.11  Chief Executive Office.............................................................................23
        6.12  Location of Books and Records......................................................................23
        6.13  Hedging ...........................................................................................23
        6.14  True and Complete Disclosure.......................................................................23
        6.15  Consolidated Shareholders' Equity..................................................................24
        6.16  ERISA  ............................................................................................24

SECTION 7.  COVENANTS OF THE BORROWER............................................................................24
        7.01  Financial Statements...............................................................................24
        7.02  Litigation.........................................................................................25
        7.03  Existence, etc.....................................................................................25
        7.04  Prohibition of Fundamental Changes.................................................................25
        7.05  Borrowing Base Deficiency..........................................................................26
        7.06  Notices ...........................................................................................26
        7.07  Hedging ...........................................................................................26
        7.08  Reports ...........................................................................................26
        7.09  Underwriting Guidelines............................................................................27
        7.10  Transactions with Affiliates.......................................................................27
        7.11  Limitation on Liens................................................................................27
        7.12  Limitation on Distributions........................................................................27
        7.13  Consolidated Shareholders' Equity..................................................................27
        7.14  Maintenance of Ratio of Total Indebtedness to Tangible Net Worth...................................27
        7.15  Maintenance of Profitability.......................................................................27
        7.16  Servicing Tape.....................................................................................27
        7.17  Interest Rate Protection Agreements................................................................28
        7.18  Required Filings...................................................................................28
        7.19  No Adverse Selection...............................................................................28
        7.20  ERISA   ...........................................................................................28
        7.21  Remittance of Prepayments..........................................................................28
        7.22  Lender's Right to Purchase.........................................................................28
        7.23  Securitizations....................................................................................28
        7.24  Exit Fee ..........................................................................................28

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
SECTION 8.  EVENTS OF DEFAULT....................................................................................28

SECTION 9.  REMEDIES UPON DEFAULT................................................................................30

SECTION 10.  NO DUTY OF LENDER...................................................................................31

SECTION 11.  MISCELLANEOUS.......................................................................................31
        11.01  Waiver ...........................................................................................31
        11.02  Notices ..........................................................................................31
        11.03  Indemnification and Expenses......................................................................31
        11.04  Amendments........................................................................................32
        11.05  Successors and Assigns............................................................................32
        11.06  Survival..........................................................................................32
        11.07  Captions..........................................................................................33
        11.08  Counterparts......................................................................................33
        11.09  Loan Agreement Constitutes Security Agreement; Governing Law......................................33
        11.10  Submission to Jurisdiction; Waivers...............................................................33
        11.11  Waiver of Jury Trial..............................................................................33
        11.12  Acknowledgments...................................................................................34
        11.13  Hypothecation or Pledge of Loans..................................................................34
        11.14  Servicing.........................................................................................34
        11.15  Periodic Due Diligence Review.....................................................................35
        11.16  Set-Off ..........................................................................................35
        11.17  Intent ...........................................................................................36
        11.18  Joint and Several Liability.......................................................................36


SCHEDULES

SCHEDULE 1  Representations and Warranties re: Mortgage Loans
SCHEDULE 2  Filing Jurisdictions and Offices


EXHIBITS

EXHIBIT A Form of Amended and Restated Promissory Note
EXHIBIT B Form of Amended and Restated Custodial Agreement
EXHIBIT C Form of Opinion of Counsel to Borrower
EXHIBIT D Form of Request for Borrowing
EXHIBIT E-1 Form of Borrower's Release Letter
EXHIBIT E-2 Form of Warehouse Lender's Release Letter
EXHIBIT F Underwriting Guidelines

             AMENDED AND RESTATED MASTER LOAN AND SECURITY AGREEMENT

                  AMENDED AND RESTATED MASTER LOAN AND SECURITY AGREEMENT, dated as of October 7, 1998, among ALLIED CAPITAL CORPORATION, a Maryland corporation successor by merger to Allied Capital Commercial Corporation, as a Borrower and BUSINESS MORTGAGE INVESTORS, INC., a Maryland corporation, as a Borrower (each a "Borrower" collectively, the "Borrowers") and MORGAN STANLEY MORTGAGE CAPITAL INC., a New York corporation (the "Lender").

                                    RECITALS

                  The Borrowers and the Lender entered into the Master Loan and Security Agreement, dated August 21, 1997, as amended by Amendment No. 1 to Master Loan and Security Agreement, dated March 18, 1998 (the "Existing Agreement") whereby the Lender agreed to, from time to time, make revolving credit loans to the Borrowers to finance certain multifamily and commercial mortgage loans owned by either Borrower upon the terms and conditions of the Existing Agreement.

                  On December 31, 1997, Allied Capital Commercial Corporation merged with Allied Capital Corporation, Allied Capital Corporation II, Allied Capital Lending Corporation, and Allied Capital Advisers, Inc., each a Maryland corporation, pursuant to an Agreement and Plan of Merger dated as of August 14, 1997, as amended and restated as of September 19, 1997, whereupon the separate existence of each of the above named corporations (other than Allied Capital Lending Corporation) ceased and the surviving corporation, Allied Capital Lending Corporation changed its name to Allied Capital Corporation and succeeded by operation of law to the debts and obligations of Allied Capital Commercial Corporation, the original borrower under the Existing Agreement, as reflected in Amendment No. 1 to the Existing Agreement.

                  Each Borrower and the Lender desire to amend and restate the Existing Agreement to provide terms and conditions under which the Lender is prepared to make further revolving credit loans to the Borrowers from and after the date hereof.

                  NOW, THEREFORE, the Existing Agreement is hereby amended and restated in its entirety, as provided in the heading and recitals hereto, to read in its entirety as follows:

                  Section 1.  Definitions and Accounting Matters.

                  1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Loan Agreement in the singular to have the same meanings when used in the plural and vice versa):

                  "Affiliate" shall mean, (i) with respect to any Person, any "affiliate" of such Person as such term is defined in the United States Bankruptcy Code.

                  "Allied" shall mean ALLIED CAPITAL CORPORATION, successor by merger to Allied Capital Commercial Corporation.

                  "Applicable Collateral Percentage" shall mean (a) with respect to all Eligible Mortgage Loans that can be readily deposited in a Standard Securitization Transaction, 85% to 88%, as determined by the Lender and (b) with respect to all Eligible Mortgage Loans that are not readily deposited in a Standard Securitization Transaction, as determined by the Lender on a case-by-case basis.

                  "Applicable Margin" shall mean 100 basis points (1%).

                  "Bailee Agreement" shall mean a Bailee Agreement, among the Borrower, the Lender and a Settlement Agent, in form and substance acceptable to the Lender.

                  "Bankruptcy Code" shall mean the United States Bankruptcy Code of 1978, as amended from time to time.

                  "Borrower" or "Borrowers" shall have the meaning provided in the heading hereof.

                  "Borrowing Base" shall mean the aggregate Collateral Value of all Eligible Mortgage Loans.

                  "Borrowing Base Deficiency" shall have the meaning provided in
Section 2.06 hereof.

                  "Business Day" shall mean any day other than (i) a Saturday or Sunday or (ii) a day on which the New York Stock Exchange, the Federal Reserve Bank of New York or the Custodian is authorized or obligated by law or executive order to be closed.

                  "Business Development Company" shall mean an investment company that has elected to be regulated as a `business development company' under the 1940 Act.

                  "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Loan Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral" shall have the meaning provided in Section 4.01(b) hereof.

                  "Collateral Value" shall mean, with respect to each Mortgage Loan, the lesser of (a) the Applicable Collateral Percentage of the Market Value of such Mortgage Loan, and (b) the outstanding principal balance of such Mortgage Loan; provided, that:

                  (i) the Collateral Value shall be deemed to be zero with respect to each Mortgage Loan (1) in respect of which there is a breach of a representation and warranty set forth on Schedule 1 (assuming each representation and warranty is made as of the date Collateral Value is determined), (2) in respect of which there is a delinquency in the payment of principal and/or interest which continues for a period 30 days or more (without regard to any applicable grace periods), (3) which remains pledged to the Lender hereunder later than 365 days after the date on which it is first included in the Collateral, unless otherwise waived by the Lender, (4) which has been released from the possession of the Custodian under the Custodial Agreement to the Borrower for a period in excess of 14 days; or (5) a Table-Funded Mortgage Loan for which the Custodian has failed to receive the original Mortgage Loan Documents by 10:00 a.m., New York time on the fourth Business Day following the applicable Funding Date; and

                  (ii) the aggregate Collateral Value of Eligible Mortgage Loans which are Table-Funded Mortgage Loans may not exceed $30,000,000, unless otherwise approved by the Lender in its sole discretion.

                  "Committed Loan" shall have the meaning assigned thereto in
Section 2.01(a) hereof.

                  "Consolidated Shareholders' Equity" shall mean, as of the date of determination thereof, the total shareholders' equity of Allied and its Consolidated Subsidiaries as the same would be required to appear on a consolidated balance sheet of Allied and its Consolidated Subsidiaries prepared as of such date in accordance with GAAP, including, in any case, common stock of Allied (valued at cost) held in the Allied Capital Corporation Deferred Compensation Trust and Permitted Preferred Stock of Allied and its Consolidated Subsidiaries but excluding any stock, common or preferred, not both issued and outstanding.

                  "Consolidated Subsidiaries" shall mean any Subsidiary which is required to be consolidated on financial statements of Allied prepared accordance with GAAP.

                  "Custodial Agreement" shall mean the Amended and Restated Custodial Agreement, dated as of the date hereof, among the Borrowers, the Custodian and the Lender, substantially in the form of Exhibit B hereto, as the same shall be modified and supplemented and in effect from time to time.

                  "Custodian" shall mean LaSalle National Bank, as custodian under the Custodial Agreement, and its successors and permitted assigns thereunder.

                  "Default" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

                  "Dollars" and "$" shall mean lawful money of the United States of America.

                  "Due Diligence Fee" shall have the meaning provided in Section 5.01(h) hereof.

                  "Due Diligence Review" shall mean the performance by the Lender of any or all of the reviews permitted under Section 11.15 hereof with respect to any or all of the Mortgage Loans, as desired by the Lender from time to time.

                  "Effective Date" shall mean the date upon which the conditions precedent set forth in Section 5.01 shall have been satisfied.

                  "Eligible Mortgage Loans" shall mean the collective reference to (a) any Mortgage Loan secured by a first mortgage lien on a retail, office, hotel or other commercial property and (b) any Mortgage Loan secured by a first mortgage lien on a five-or-more family residential property; provided, however, that, in each case, with respect to each Mortgage Loan either (A) (i) the representations and warranties in Section 6.10 and Part I of Schedule 1 hereof are correct in all material respects (ii) each Mortgage Loan is underwritten in accordance with the Borrowers' Underwriting Guidelines and (iii) each Mortgage Loan is eligible for inclusion in a Standard Securitized Transaction or (B) each Mortgage Loan is otherwise expressly approved as an Eligible Mortgage Loan by the Lender in writing; provided that, in no event shall any Mortgage Loan the pledge of which under this Loan Agreement constitutes a pledge of a security under the 1934 Act or the foreclosure upon which would constitute the acquisition of a security under the 1934 Act be considered an Eligible Mortgage Loan for purposes hereof.

                  "Equity Issuance" shall mean any issuance or sale by a Person of its capital stock or other similar equity security, or any warrants, options or similar rights to acquire, or securities convertible into or exchangeable for, such capital stock or other similar equity security.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which either Borrower is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and
Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which either Borrower is a member.

                  "Eurodollar Rate" shall mean with respect to each day during each Interest Period pertaining to such Loan, the rate per annum equal to the rate appearing at page 5 of the Telerate Screen, on the first day of such Interest Period, for the one-month term corresponding to such Interest Period, and if such rate shall not be so quoted, the rate per annum at which the Lender is offered Dollar deposits at or about 10:00 A.M., New York City time, on the first day of such Interest Period, by prime banks in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Loans to be outstanding during such Interest Period.

                  "Event of Default" shall have the meaning set forth in Section 8 hereof.

                  "Federal Funds Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Lender from three federal funds brokers of recognized standing selected by it.

                  "Funding Date" shall mean the date on which a Loan is made hereunder.

                  "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States.

                  "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over either Borrower, any of their Subsidiaries, or any of their properties.

                  "Guarantee" shall mean, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such

Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term "Guarantee" shall not include
(i) endorsements for collection or deposit in the ordinary course of business, or (ii) obligations to make servicing advances for delinquent taxes and insurance or other obligations in respect of a Mortgaged Property, to the extent required by the Lender. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms "Guarantee" and "Guaranteed" used as verbs shall have correlative meanings.

                  "Indebtedness" shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, other than the respective Indebtedness so secured that has not been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (g) Indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; and
(i) Indebtedness of general partnerships of which such Person is a general partner.

                  "Interest Period" shall mean, with respect to any Loan, (a) initially, the period commencing on the applicable Funding Date to but excluding the first Payment Date; and (b) thereafter, each period commencing on a Payment Date to but excluding the next Payment Date; provided that, notwithstanding the foregoing, (i) an Interest Period may be for a term of fewer days as mutually agreed upon between the Borrower and the Lender and (ii) no Interest Period may end after the Termination Date.

                  "Interest Rate Protection Agreement" shall mean, any interest rate swap, cap or collar agreement or similar arrangements providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, entered into by either Borrower and reasonably acceptable to the Lender.

                  "Lender" shall have the meaning provided in the heading hereto.

                  "Lien" shall mean any mortgage, lien, pledge, charge, security interest or similar encumbrance.

                  "Loan" shall mean any Committed Loan or Uncommitted Loan, as applicable, and collectively "Loans" shall mean the sum of all Committed Loans and Uncommitted Loans.

                  "Loan Agreement" shall mean this Amended and Restated Master Loan and Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Loan Documents" shall mean, collectively, this Loan Agreement, the Note and the Custodial Agreement.

                  "Market Value" shall mean, as of any date in respect of an Eligible Mortgage Loan, the price at which such Eligible Mortgage Loan could readily be sold as determined in good faith by the Lender, which price may be determined to be zero. The Lender's determination of Market Value shall be conclusive upon the parties absent manifest error on the part of the Lender.

                  "Material Adverse Effect" shall mean a material adverse effect on (a) the Property, business, operations, financial condition or prospects of either Borrower, (b) the status of Allied as a Business Development Company or such Borrower's compliance with the 1940 Act, (c) the ability of either Borrower to perform its obligations under any of the Loan Documents to which it is a party, (d) the validity or enforceability of any of the Loan Documents, (e) the rights and remedies of the Lender under any of the Loan Documents, (f) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith or (g) the Collateral.

                  "Maximum Committed Amount" shall mean $100,000,000.

                  "Maximum Credit" shall mean the sum of the Maximum Committed Amount and the Maximum Uncommitted Amount, which shall equal $250,000,000.

                  "Material Subsidiary" shall mean, as of the date of any determination thereof, any Subsidiary which has total assets having a value (determined in accordance with the market valuation method pursuant to GAAP) greater than or equal to $20,000,000.

                  "Maximum Uncommitted Amount" shall mean $150,000,000.

                  "Mortgage" shall mean the mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien on the fee in real property securing the Mortgage Note and the assignment of rents and leases related thereto.

                  "Mortgage File" shall have the meaning assigned thereto in the Custodial Agreement.

                  "Mortgage Loan" shall mean a mortgage loan which the Custodian has been instructed to hold for the Lender pursuant to the Custodial Agreement, and which Mortgage Loan includes, without limitation, (i) a Mortgage Note and related Mortgage and (ii) all right, title and interest of the Borrower in and to the Mortgaged Property covered by such Mortgage.

                  "Mortgage Loan Documents" shall mean, with respect to a Mortgage Loan, the documents comprising the Mortgage File for such Mortgage Loan.

                  "Mortgage Loan Schedule" shall have the meaning assigned thereto in the Custodial Agreement.

                  "Mortgage Loan Schedule and Exception Report" shall mean the mortgage loan schedule and exception report prepared by the Custodian pursuant to the Custodial Agreement.

                  "Mortgage Loan Tape" shall mean a computer-readable magnetic tape with respect to each Mortgage Loan, to be delivered by each Borrower to the Lender pursuant to Section 2.03(a) hereof, containing tape fields as shall be mutually agreed upon by each Borrower and the Lender.

                  "Mortgage Note" shall mean the original executed promissory note or other evidence of the indebtedness of a mortgagor/borrower with respect to a Mortgage Loan.

                  "Mortgaged Property" shall mean the real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of the debt evidenced by a Mortgage Note.

                  "Mortgagor" shall mean the obligor on a Mortgage Note.

                  "MS & Co." shall mean Morgan Stanley & Co. Incorporated, a registered broker-dealer.

                  "Multiemployer Plan" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been or are required to be made by either Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA.

                  "Net Income" shall mean, for any period, the net income of each Borrower for such period as determined in accordance with GAAP.

                  "Net Proceeds" shall mean, with respect to an Equity Issuance by a Person, the aggregate amount of all cash received by such Person in respect of such Equity Issuance net of investment banking fees, legal fees, accountants fees, underwriting discounts and commissions and other customary fees and expenses actually incurred by such Person in connection with such Equity Issuance.

                  "1940 Act" shall mean the Investment Company Act of 1940, as amended.

                  "1934 Act" shall mean the Securities and Exchange Act of 1934, as amended.

                  "Note" shall have the meaning provided in Section 2.02(a) hereof.

                  "Other Relevant Subsidiary" shall mean any Subsidiary, individually or together with other Subsidiaries, the occurrence of any of the events described in Section 9 hereof, with respect to which could reasonably be expected to have a Material Adverse Effect.

                  "Payment Date" shall mean (a) the first Business day of each calendar month, commencing with the first Business Day of the month following the month in which the first Funding Date occurs, and (b) the Termination Date.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).

                  "Permitted Preferred Stock" shall mean (i) preferred stock that is issued from time to time by a Subsidiary to the United States Small Business Administration having an aggregate stated value not exceeding $7,000,000 at any one time outstanding, or (ii) preferred stock that is issued from time to time by a Subsidiary for the purpose of qualifying such Subsidiary as a real estate investment trust under Section 856 through 860 of the Internal Revenue Code and having an aggregate stated value not exceeding $500,000 at any one time outstanding, provided that in any event Permitted Preferred Stock shall not include any Voting Stock.

                  "Plan" shall mean an employee benefit or other plan established or maintained by the Borrower or any ERISA Affiliate and covered by Title IV of ERISA, other than a Multiemployer Plan.

                  "Prepayment" shall mean for any Mortgage Loan, any unscheduled payment of principal due thereunder.

                  "Post-Default Rate" shall mean, in respect of any principal of any Loan or any other amount under this Loan Agreement, the Note or any other Loan Document that is not paid when due to the Lender (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% per annum plus the Prime Rate.

                  "Prime Rate" shall mean the prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal.

                  "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

                  "Regulations T, U and X" shall mean Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

                  "Requirement of Law" shall mean as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer" shall mean, as to any Person, the chief executive officer, managing director or treasurer, or with respect to financial matters, the chief financial officer of such Person.

                  "Secured Obligations" shall have the meaning provided in
Section 4.01(c) hereof.

                  "Servicer" shall have the meaning provided in Section 11.14(c) hereof.

                  "Servicing Agreement" shall have the meaning provided in
Section 11.14(c) hereof.

                  "Servicing Records" shall have the meaning provided in Section 11.14(b) hereof.

                  "Settlement Agent" shall mean, with respect to any Loan, the entity approved by the Lender, in its sole good-faith discretion (which may be a title company, escrow company or attorney in accordance with local law and practice in the jurisdiction where the related Table-Funded Mortgage Loan is being originated) to which the proceeds of such Loan are to be wired pursuant to the instructions of the Lender.

                  "Standard Securitization Transaction" shall mean a securitization transaction backed by Mortgage Loans underwritten or placed on behalf of either Borrower which transaction has received an investment grade rating from any nationally-recognized rating agency and otherwise conforms to the current standards of institutional securitization applicable to mortgage loans substantially similar in nature to the Mortgage Loans.

                  "Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person Notwithstanding the foregoing, the term "Subsidiary," when used with respect to either Borrower, shall not include any Person if the securities or other ownership interests of such Person held by such Borrower (directly or through one or more Subsidiaries of such Borrower) would be required under GAAP to be accounted for on a consolidated balance sheet of such Borrower as portfolio investments.

                  "Table-Funded Mortgage Loan" shall mean a Mortgage Loan which is pledged to the Lender simultaneously with the origination thereof by either Borrower, which origination is financed in part or in whole with proceeds of Loans advanced directly to a Settlement Agent and which Table-Funded Mortgage Loan is held by the Settlement Agent pursuant to a Bailee Agreement.

                  "Termination Date" shall mean October 7, 1999 or such earlier date on which this Loan Agreement shall terminate in accordance with the provisions hereof or by operation of law provided that such Termination Date may be extended from time to time pursuant to Section 2.08 hereof.

                  "Test Period" shall have the meaning provided in Section 7.15 hereof.

                  "Total Indebtedness" shall mean, for any period, the aggregate Indebtedness of the Borrower during such period less the amount of any nonspecific balance sheet reserves maintained in accordance with GAAP.

                  "Uncommitted Loan" shall have the meaning assigned thereto in
Section 2.01(b) hereof.

                  "Underwriting Guidelines" shall mean the underwriting guidelines attached as Exhibit F hereto.

                  "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

                  "Voting Stock" shall mean securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or persons performing similar functions).

                  1.02 Accounting Terms and Determinations. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lender hereunder shall be prepared, in accordance with GAAP.

                  Section 2.  Loans, Note and Prepayments.

                  2.01 Loans.

                  (a) Subject to the fulfillment of the conditions precedent set forth in Sections 5.01 and 5.02 hereof, and provided that no Default shall have occurred and be continuing hereunder, the Lender agrees, from time to time, on the terms and conditions of this Loan Agreement, to make loans (individually, a "Committed Loan" and, collectively, the "Committed Loans") to the Borrower in Dollars, from and including the Effective Date to and including the Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the Maximum Committed Amount as in effect from time to time. To the extent that a Mortgage Loan is an Eligible Loan solely as a result of clause (B) of the definition thereof, the Lender may make Loans secured by such Eligible Mortgage Loans, in its sole discretion and on an uncommitted basis.

                  (b) In addition to the foregoing, the Lender may from time to time in its sole discretion, on the terms and conditions of this Loan Agreement, make loans (individually, an "Uncommitted Loan"; collectively, the "Uncommitted Loans") to the Borrower in Dollars during the period from and including the Effective Date to and including the Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the Maximum Uncommitted Amount as in effect from time to time. In determining whether Loans outstanding secured by Eligible Mortgage Loans are Committed Loans or Uncommitted Loans, such Loans shall first be deemed Committed Loans up to the Maximum Committed Amount, and then the remainder shall be deemed Uncommitted Loans.

                  (c) Subject to the terms and conditions of this Loan Agreement, during such period the Borrower may borrow, repay and reborrow hereunder.

                  (d) In no event shall a Loan be made when any Default or Event of Default has occurred and is continuing.

                  2.02  Notes.

                  (a) The Loans made by the Lender shall be evidenced by a single amended and restated promissory note of the Borrowers substantially in the form of Exhibit A hereto (the "Note"), dated August 21, 1997, as amended and restated as of the date hereof, payable to the Lender in a principal amount equal to the amount of the Maximum Credit as originally in effect and otherwise duly completed. The Lender shall have the right to have its Note subdivided, by exchange for promissory notes of lesser denominations or otherwise.

                  (b) The date, amount and interest rate of each Loan made by the Lender to the Borrowers, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of the Note, endorsed by the Lender on the schedule attached to the Note or any continuation thereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrowers to make a payment when due of any amount owing hereunder or under the
Note in respect of the Loans.

                  2.03  Procedure for Borrowing.

                  (a) The Borrowers may request a borrowing hereunder, on any Business Day during the period from and including the Effective Date to and including the Termination Date, by delivering to the Lender, with a copy to the Custodian, a written request for borrowing, substantially in the form of Exhibit D attached hereto, which request must be received by the Lender prior to 11:00 a.m., New York City time, one (l) Business Day prior to the requested Funding Date. Such request for borrowing shall (i) attach a schedule identifying the Eligible Mortgage Loans that the Borrower proposes to pledge to the Lender and to be included in the Borrowing Base in connection with such borrowing, (ii) specify the requested Funding Date and the requested Loan amount, (iii) include a Mortgage Loan Tape containing information with respect to the Eligible Mortgage Loans that the applicable Borrower proposes to pledge to the Lender and to be included in the Borrowing Base in connection with such borrowing, and (iv) attach an officer's certificate signed by a Responsible Officer of the respective Borrower as required by Section 5.02(b) hereof.

                  (b) Upon the Borrower's request for a borrowing pursuant to Section 2.03(a), the Lender shall, assuming all conditions precedent set forth in Section 5.01 and 5.02 have been met and provided no Default shall have occurred and be continuing, make a Committed Loan to the Borrower on the requested Funding Date, in the amount so requested.

                  (c) Upon the Borrower's request for a borrowing pursuant to Section 2.03(a), the Lender may at its sole option, assuming all conditions precedent set forth in Section 5.01 and 5.02 have been met and provided no Default shall have occurred and be continuing, make an Uncommitted Loan to the Borrower on the requested Funding Date, in the amount so requested.

                  (d) The requesting Borrower shall release to the Custodian no later than 12:00 p.m., New York City time, one (1) Business Day prior to the requested Funding Date, the Mortgage File pertaining to each Eligible Mortgage Loan to be pledged to the Lender and included in the Borrowing Base on such requested Funding Date, in accordance with the terms and conditions of the Custodial Agreement.

                  (e) Pursuant to the Custodial Agreement, the Custodian shall deliver to the Lender and the Borrowers, no later than 11:00 a.m. on a Funding Date, a Trust Receipt (as defined in the Custodial Agreement) in respect of all Eligible Mortgage Loans (other than a Table-Funded Mortgage Loan) pledged to the Lender on such Funding Date, and a Mortgage Loan Schedule and Exception Report. Subject to Section 5 hereof, such borrowing will then be made available to the Borrowers by the Lender transferring, via wire transfer, with respect to Loans secured by Mortgage Loans other than Table-Funded Mortgage Loans, to the following account of the Borrowers: Nationsbank ABA 052-001633 Acct # 391-897-3064, and, with respect to Loans secured by Table-Funded Mortgage Loans, to the Settlement Agent in accordance with the Borrower's instructions.

                  2.04 Limitation on Types of Loans; Illegality. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurodollar Rate:

                  (a) the Lender determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Loans as provided herein; or

                  (b) the Lender determines, which determination shall be conclusive, that the relevant rate of interest referred to in the definition of "Eurodollar Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Loans is to be determined is not likely adequately to cover the cost to the Lender of making or maintaining Loans; or

                  (c) it becomes unlawful for the Lender to honor its obligation to make or maintain Loans hereunder using a Eurodollar Rate;

                  then the Lender shall give the Borrowers prompt notice thereof and, so long as such condition remains in effect, the Lender shall be under no obligation to make additional Loans (provided that the Borrowers and the Lender will use their best efforts to mutually agree upon an interest rate for future Loans, and upon such agreement, the Lender shall be obligated to make such additional Loans hereunder bearing such interest rate), and the Borrowers shall at Borrowers' option, either prepay all such Loans as may be outstanding, without penalty or premium, or pay interest on such Loans at a rate per annum equal to the Federal Funds Rate plus 1.5%.

                  2.05  Repayment of Loans; Interest.

                  (a) The Borrowers hereby promise to repay in full on the Termination Date the then aggregate outstanding principal amount of the Loans. Prepayments on one or more of the Mortgage Loans may occur at any time and from time to time without penalty or premium.

                  (b) The Borrowers hereby promise to pay to the Lender interest on the unpaid principal amount of each Loan for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at a rate per annum equal to the Eurodollar Rate plus the Applicable Margin. Notwithstanding the foregoing, the Borrowers hereby promise to pay to the Lender interest at the applicable Post-Default Rate on any principal of any Loan and on any other amount payable by the Borrowers hereunder or under the Note that shall not be paid in full when due (whether at stated maturity, by acceleration or by mandatory prepayment or otherwise) for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Loan shall be payable on each Payment Date, except that interest payable at the Post-Default Rate shall accrue daily and shall be payable upon such accrual. Promptly after the determination of any interest rate provided for herein or any change therein, the Lender shall give notice thereof to the Borrowers.

                  (c) It is understood and agreed that, unless and until a Default shall have occurred and be continuing, the Borrowers shall be entitled to the proceeds of the Mortgage Loans, including interest and principal payments thereunder and proceeds from the sale thereof, pledged to the Lender hereunder.

                  2.06  Mandatory Prepayments or Pledge.

                  If at any time the aggregate outstanding principal amount of Loans exceeds the Borrowing Base (a "Borrowing Base Deficiency"), as determined by the Lender and notified to the Borrowers on any Business Day, the Borrowers shall no later than one (1) Business Day after receipt of such notice, either prepay the Loans in part or in whole or pledge additional Eligible Mortgage Loans (which Collateral shall be in all respects acceptable to the Lender) to the Lender, such that after giving effect to such prepayment or pledge the aggregate outstanding principal amount of the Loans does not exceed the Borrowing Base.

                  2.07 Indemnity. If either Borrower makes a prepayment of the Loans on any day which is not a Payment Date, the Borrower shall indemnify the Lender and hold the Lender harmless from any actual loss or expense which the Lender may sustain or incur arising from the reemployment of funds obtained by the Lender to maintain the Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained. This Section 2.07 shall survive termination of this Agreement and payment of the Note.

                  2.08 Extension of Termination Date. At the request of the Borrowers made at least thirty (30) days, but in no event earlier than ninety
(90) days, prior to the then current Termination Date, the Lender may in its sole discretion extend the Termination Date for a period to be determined by Lender in its sole discretion by giving written notice of such extension to the Borrowers no later than twenty (20) days, but in no event earlier than thirty
(30) days, prior to the then current Termination Date. Any failure by the Lender to deliver such notice of extension shall be deemed to be the Lender's determination not to extend the then current Termination Date.

                  Section 3.  Payments; Computations; Etc.

                  3.01  Payments.

                  (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrowers under this Loan Agreement and the Note, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Lender at the following account maintained by the Lender: Account No. 40615114, for the A/C of MSMCI, Citibank, N.A., ABA #021000089, not later than 1:00 p.m., New York City time, on the date on which such payment shall become due (and each such payment made after such time on such due date shall be deemed to have been made on the next succeeding Business Day). The Borrowers acknowledge that it has no rights of withdrawal from the foregoing account.

                  (b) Except to the extent otherwise expressly provided herein, if the due date of any payment under this Loan Agreement or the Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

                  3.02 Computations. Interest on the Loans shall be computed on the basis of a 360-day year for the actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

                  3.03 Requirements of Law.

                  (a) If any Requirement of Law enacted and in effect after the date of this Agreement (other than with respect to any amendment made to the Lender's certificate of incorporation and by-laws or other organizational or governing documents) or any change in the interpretation or application thereof or compliance by the Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                  (i) shall subject the Lender to any tax of any kind whatsoever with respect to this Loan Agreement, the Note or any Loan made by it (excluding net income taxes) or change the basis of taxation of payments to the Lender in respect thereof;

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory Loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, Loans or other extensions of credit by, or any other acquisition of funds by, any office of the Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder;

                  (iii) shall impose on the Lender any other condition;

and the result of any of the foregoing is to increase the cost to the Lender, by an amount which the Lender deems to be material, of making, continuing or maintaining any Loan or to reduce any amount due or owing hereunder in respect thereof, then, in any such case, the Borrowers shall promptly pay the Lender such additional amount or amounts as will compensate the Lender for such increased cost or reduced amount receivable.

                  (b) If the Lender shall have determined that the adoption of or any change in any Requirement of Law (other than with respect to any amendment made to the Lender's certificate of incorporation and by-laws or other organizational or governing documents) regarding capital adequacy or in the interpretation or application thereof or compliance by the Lender or any corporation controlling the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on the Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which the Lender or such corporation (taking into consideration the Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by the Lender to be material, then from time to time, the Borrowers shall promptly pay to the Lender such additional amount or amounts as will compensate the Lender for such reduction.

                  (c) If the Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrowers of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section submitted by the Lender to the Borrowers shall be conclusive in the absence of manifest error.

                  Section 4.  Collateral Security.

                  4.01  Collateral; Security Interest.

                  (a) Pursuant to the Custodial Agreement, the Custodian shall hold the Mortgage Loan Documents as exclusive bailee and agent for the Lender pursuant to terms of the Custodial Agreement and shall deliver to the Lender Trust Receipts (as defined in the Custodial Agreement) each to the effect that it has reviewed such Mortgage Loan Documents in the manner and to the extent required by the Custodial Agreement and identifying any deficiencies in such Mortgage Loan Documents as so reviewed.

                  (b) All of each Borrower's right, title and interest in, to and under each of the following items of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, is hereinafter referred to as the "Collateral":

                  (i)  all Mortgage Loans;

                  (ii) all Mortgage Loan Documents, including without limitation all promissory notes, and all Servicing Records (as defined in Section 11.14(b) below), servicing agreements and any other collateral pledged or otherwise relating to such Mortgage Loans, together with all files, documents, instruments, surveys, certificates, correspondence, appraisals, computer programs, computer storage media, accounting records and other books and records relating thereto;

                  (iii) all mortgage guaranties and insurance (issued by governmental agencies or otherwise) and any mortgage insurance certificate or other document evidencing such mortgage guaranties or insurance relating to any Mortgage Loan and all claims and payments thereunder;

                  (iv) all other insurance policies and insurance proceeds relating to any Mortgage Loan or the related Mortgaged Property;

                  (v) all collateral, however defined, under any other agreement between any Borrowers or any of their Affiliates on the one hand and the Lender or any of its Affiliates on the other hand;

                  (vi) all "general intangibles" as defined in the Uniform Commercial Code relating to or constituting any and all of the foregoing; and

                  (vii) any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing.

                  (c) Each Borrower hereby assigns, pledges and grants a security interest in all of its right, title and interest in, to and under the Collateral to the Lender to secure the repayment of principal of and interest on all Loans and all other amounts owing to the Lender hereunder, under the Note and under the other Loan Documents (collectively, the "Secured Obligations"). Each Borrower agrees to mark its computer records and tapes to evidence the interests granted to the Lender hereunder.

                  4.02 Further Documentation. At any time and from time to time, upon the written request of the Lender, and at the sole expense of the Borrowers, the Borrowers will promptly and duly execute and deliver, or will promptly cause to be executed and delivered, such further instruments and documents and take such further action as the Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Loan Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby. Each Borrower also hereby authorizes the Lender to file any such financing or continuation statement without the signature of such Borrower to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Loan Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

                  4.03 Changes in Locations, Name, etc. No Borrower shall (a) change the location of its chief executive office/chief place of business from that specified in Section 6 hereof or (b) change its name, identity or corporate structure (or the equivalent) or change the location where it maintains its records with respect to the Collateral unless it shall have given the Lender at least 30 days prior written notice thereof and shall have delivered to the Lender all Uniform Commercial Code financing statements and amendments thereto as the Lender shall request and taken all other actions deemed necessary by the Lender to continue its perfected status in the Collateral with the same or better priority.

                  4.04.  Lender's Appointment as Attorney-in-Fact.

                  (a) Each Borrower hereby irrevocably constitutes and appoints the Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Borrower and in the name of such Borrower or in its own name, from time to time during the continuance of a Default in the Lender's discretion, for the purpose of carrying out the terms of this Loan Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Loan Agreement, and, without limiting the generality of the foregoing, each Borrower hereby gives the Lender the power and right, on behalf of the Borrower, without assent by, but with notice to, such Borrower, if an Event of Default shall have occurred and be continuing, to do the following:

                  (i) in the name of such Borrower or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any mortgage insurance or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Lender for the purpose of collecting any and all such moneys due under any such mortgage insurance or with respect to any other Collateral whenever payable;

                  (ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral; and

                  (iii) (A) to direct any party liable for any payment under any Collateral to make payment of any and all moneys due or to become due thereunder directly to the Lender or as the Lender shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against such Borrower with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Lender may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do, at the Lender's option and such Borrower's expense, at any time, and from time to time, all acts and things which the Lender deems necessary to protect, preserve or realize upon the Collateral and the Lender's Liens thereon and to effect the intent of this Loan Agreement, all as fully and effectively as such Borrower might do.

The Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

                  (b) The Borrowers also authorize the Lender, at any time and from time to time, to execute, in connection with any sale provided for in
Section 4.07 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

                  (c) The powers conferred on the Lender are solely to protect the Lender's interests in the Collateral and shall not impose any duty upon the Lender to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Lender nor any of its officers, directors, or employees shall be responsible to either Borrower for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

                  4.05. Performance by Lender of Borrowers' Obligations. If either Borrower fails to perform or comply with any of its agreements contained in the Loan Documents, upon ten (10) days prior notice to such Borrower and the Lender may itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Lender incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Post-Default Rate, shall be payable, subject to
Section 11.18 hereof, by the Borrowers to the Lender on demand and shall constitute Secured Obligations.

                  4.06. Proceeds. If an Event of Default shall occur and be continuing, (a) all proceeds of Collateral received by either Borrower consisting of cash, checks and other near-cash items shall be held by such Borrower in trust for the Lender, segregated from other funds of such Borrower, and shall forthwith upon receipt by such Borrower be turned over to the Lender in the exact form received by the Borrower (duly endorsed by such Borrower to the Lender, if required) and (b) any and all such proceeds received by the Lender (whether from a Borrower or otherwise) may, in the sole discretion of the Lender, be held by the Lender as collateral security for, and/or then or at any time thereafter may be applied by the Lender against, the Secured Obligations (whether matured or unmatured), such application to be in such order as the Lender shall elect. Any balance of such proceeds remaining after the Secured Obligations shall have been paid in full and this Loan Agreement shall have been terminated shall be paid over to the Borrowers or to whomsoever may be lawfully entitled to receive the same. For purposes hereof, proceeds shall include, but not be limited to, all principal and interest payments, all prepayments and payoffs, insurance claims, condemnation awards, sale proceeds, real estate owned rents and any other income and all other amounts received with respect to the Collateral.

                  4.07. Remedies. If an Event of Default shall occur and be continuing, the Lender may exercise, in addition to all other rights and remedies granted to it in this Loan Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Uniform Commercial Code. Without limiting the generality of the foregoing, the Lender without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrowers or any other Person (each and all of which demands, presentments, protests, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels or as an entirety at public or private sale or sales, at any exchange, broker's board or office of the Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrowers, which right or equity is hereby waived or released. The Borrowers further agree, at the Lender's request, to assemble the Collateral and make it available to the Lender at places which the Lender shall reasonably select, whether at the Borrowers' premises or elsewhere. The Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Lender hereunder, including without limitation reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the Lender may elect, and only after such application and after the payment by the Lender of any other amount required or permitted by any provision of law, including without limitation Section 9-504(1)(c) of the Uniform Commercial Code, need the Lender account for the surplus, if any, to the Borrowers. To the extent permitted by applicable law, the Borrowers waive all claims, damages and demands they may acquire against the Lender arising out of the exercise by the Lender of any of its rights hereunder, other than those claims, damages and demands arising from the gross negligence or willful misconduct of the Lender. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Borrowers shall remain liable for any deficiency (plus accrued interest thereon as contemplated pursuant to Section 2.05(b) hereof) if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by the Lender to collect such deficiency.

                  4.08. Limitation on Duties Regarding Preservation of Collateral. The Lender's duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as the Lender deals with similar property for its own account. Neither the Lender nor any of its directors, officers or employees shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of either Borrower or otherwise.

                  4.09. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

                  4.10 Release of Security Interest. Upon termination of this Loan Agreement and repayment to the Lender of all Secured Obligations and the performance of all obligations under the Loan Documents the Lender shall release its security interest in any remaining Collateral.

                  Section 5.  Conditions Precedent.

                  5.01 Initial Loan. The obligation of the Lender to make its initial Loan hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan, of the condition precedent that the Lender shall have received all of the following, each of which shall be reasonably satisfactory to the Lender and its counsel in form and substance:

                  (a)      Loan Documents.

                  (i)      Note.  The Note, duly completed and executed; and

                  (ii) Custodial Agreement. The Custodial Agreement, duly executed and delivered by the Borrower and the Custodian. In addition, the Borrower shall have taken such other action as the Lender shall have requested in order to perfect the security interests created pursuant to the Loan Agreement;

                  (b) Organizational Documents. A good standing certificate and certified copies of the charter and by-laws (or equivalent documents) of each Borrower and of all corporate or other authority for each Borrower with respect to the execution, delivery and performance of the Loan Documents and each other document to be delivered by each Borrower from time to time in connection herewith (and the Lender may conclusively rely on such certificate until it receives notice in writing from each Borrower to the contrary);

                  (c) Legal Opinion. A legal opinion of outside counsel to the Borrowers, substantially in the form attached hereto as Exhibit C;

                  (d) Trust Receipt and Mortgage Loan Schedule and Exception Report. A Trust Receipt, substantially in the form of Annex 2 of the Custodial Agreement and Mortgage Loan Schedule and Exception Report, dated the Effective Date, from the Custodian, duly completed, with a Mortgage Loan Schedule and Exception Report attached thereto;

                  (e) Servicing Agreement(s). Any Servicing Agreement, certified as a true, correct and complete copy of the original, with the letter of the applicable Servicer consenting to termination of such Servicing Agreement upon the occurrence of an Event of Default attached; and

                  (f) Other Documents. Such other documents as the Lender may reasonably request.

                  5.02 Initial and Subsequent Loans. The making of each Loan to the Borrowers (including the initial Loan) on any Business Day is subject to the satisfaction of the following further conditions precedent, both immediately prior to the making of such Loan and also after giving effect thereto and to the intended use thereof:

                  (a) no Default or Event of Default shall have occurred and be continuing;

                  (b) both immediately prior to the making of such Loan and also after giving effect thereto and to the intended use thereof, the representations and warranties made by the Borrowers in Section 6 hereof, and elsewhere in each of the Loan Documents, shall be true, correct and complete on and as of the date of the making of such Loan in all material respects (in the case of the representations and warranties in Section 6.10 and Schedule 1, solely with respect to Mortgage Loans included in the Borrowing Base) with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date). The Lender shall have received an officer's certificate signed by a Responsible Officer of each Borrower certifying as to the truth, accuracy and completeness of the above, which certificate shall specifically include a statement that such Borrower is in compliance with all governmental licenses and authorizations and is qualified to do business and in good standing in all required jurisdictions and that such borrowing does not violate restrictions imposed upon each Borrower as a Business Development Company or otherwise.

                  (c) the aggregate outstanding principal amount of the Loans shall not exceed the Borrowing Base;

                  (d) subject to the Lender's right to perform one or more Due Diligence Reviews pursuant to Section 11.15 hereof, the Lender shall have completed its due diligence review of the Mortgage Loan Documents for each Loan and such other documents, records, agreements, instruments, mortgaged properties or information relating to such Loans as the Lender in its sole discretion deems appropriate to review and such review shall be satisfactory to the Lender in its sole discretion;

                  (e) the Lender shall have received from the Custodian a Mortgage Loan Schedule with exceptions as are acceptable to the Lender in its sole discretion in respect of Eligible Mortgage Loans to be pledged hereunder on such Business Day;

                  (f) Bailee Agreement. A Bailee Agreement in respect of Table-Funded Mortgage Loans to be pledged to hereunder on such Business Day, duly executed by the parties thereto;

                  (g) the Lender shall have received from the Borrower a Warehouse Lender's Release Letter substantially in the form of Exhibit E-2 hereto (or such other form acceptable to the Lender) or a Seller's Release Letter substantially in the form of Exhibit E-1 hereto (or such other form acceptable to the Lender) covering each Mortgage Loan to be pledged to the Lender;

                  (h) none of the following shall have occurred and/or be continuing:

                  (i) an event or events shall have occurred resulting in the effective absence of a "repo market" or comparable "lending market" for financing debt obligations secured by mortgage loans or securities (or reasonably expected to be) or an event or events shall have occurred resulting in the Lender not being able to finance any Mortgage Loans through the "repo market" or "lending market" with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events;

                  (ii) an event or events shall have occurred resulting in the effective absence of a "securities market" for securities backed by mortgage loans (or reasonably expected to be) or an event or events shall have occurred resulting in the Lender not being able to sell securities backed by mortgage loans at prices which would have been reasonable prior to such event or events; or

                  (iii) there shall have occurred a material adverse change in the financial condition of the Lender which effects (or can reasonably be expected to effect) materially and adversely the ability of the Lender to fund its obligations under this Loan Agreement;

                  (iv) there shall have occurred any action, suit, arbitration, investigation (including, without limitation, any of the foregoing which are pending or threatened) or other legal or arbitrable proceeding affecting the Borrowers or affecting any of the Property of any of them before any Governmental Authority (i) as to which individually or in the aggregate there is a reasonable likelihood of an adverse decision which would be reasonably likely to have a material adverse effect on their Property, business or financial condition or prospects or, (ii) makes a claim or claims in an aggregate amount greater than $5,000,000.00, (ii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect, or (iii) which requires filing with the Securities and Exchange Commission in accordance with the 1934 Act or any rules thereunder.

Each request for a borrowing by the Borrowers hereunder shall constitute a certification by the Borrowers that all the conditions set forth in this Section 5 (other than Sections 5(d) and 5(h)) have been satisfied (both as of the date of such notice, request or confirmation and as of the date of such borrowing).

                  Section 6. Representations and Warranties. The Borrowers represent and warrant to the Lender that throughout the term of this Loan
Agreement:

                  6.01 Existence. Each Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a material adverse effect on its Property, business or financial condition or prospects; and (c) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify would not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect.

                  6.02 Financial Condition. Each Borrower has heretofore furnished to the Lender a copy of (a) the consolidated balance sheets of such Borrower and its consolidated Subsidiaries for the first two quarterly fiscal periods of the fiscal year of such Borrower ended December 31, 1998 and the related consolidated statements of operations and changes in net assets and of cash flows for such Borrower and its consolidated Subsidiaries for such quarterly fiscal periods, setting forth in each case in comparative form the figures for the previous year, (b) the consolidated balance sheets of such Borrower and its consolidated Subsidiaries for the 1997 fiscal year and the related consolidated statements of operations and changes in net assets and of cash flows for such Borrower and its consolidated Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous year, with the opinion thereon of Arthur Andersen LLP. All such financial statements are complete and correct and fairly present, in all material respects, the consolidated financial condition of such Borrower and its consolidated Subsidiaries and the consolidated results of its operations as at such dates and for such fiscal periods, all in accordance with GAAP applied on a consistent basis. Since June 30, 1998, there has been no material adverse change in the consolidated business, operations or financial condition of the Borrowers from that set forth in said financial statements.

                  6.03 Litigation. There are no actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or threatened) or other legal or arbitrable proceedings affecting the Borrowers or affecting any of the Property of any of them before any Governmental Authority (i) as to which individually or in the aggregate there is a reasonable likelihood of an adverse decision which would be reasonably likely to have a material adverse effect on their Property, business or financial condition or prospects or, (ii) makes a claim or claims in an aggregate amount greater than $5,000,000.00, (ii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect, or (iii) which requires filing with the Securities and Exchange Commission in accordance with the 1934 Act or any rules thereunder.

                  6.04 No Breach. Neither (a) the execution and delivery of the Loan Documents nor (b) the consummation of the transactions therein contemplated in compliance with the terms and provisions thereof will conflict with or result in a breach of the charter or by-laws of either Borrower, or any applicable law, rule or regulation, or any order, writ, injunction or decree of any Governmental Authority, or any Servicing Agreement or other material agreement or instrument to which either Borrower is a party or by which either Borrower or any of its Property is bound or to which it is subject, or constitute a default under any such material agreement or instrument or result in the creation or imposition of any Lien (except for the Liens created pursuant to this Loan Agreement) upon any Property of such Borrower pursuant to the terms of any such agreement or instrument.

                  6.05 Action. Each Borrower has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Loan Documents; the execution, delivery and performance by such Borrower of each of the Loan Documents have been duly authorized by all necessary corporate or other action on its part; and each Loan Document has been duly and validly executed and delivered by such Borrower and constitutes a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the rules of equity including those respecting the availability of specific performance.

                  6.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any securities exchange are necessary for the execution, delivery or performance by either Borrower of the Loan Documents or for the legality, validity or enforceability thereof, except for filings and recordings in respect of the Liens created pursuant to this Loan Agreement.

                  6.07 Margin Regulations. Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulations T, U or X.

                  6.08 Taxes. Each Borrower and each of their Subsidiaries has filed all Federal income tax returns and all other material tax returns or necessary extensions that are required to be filed by any of them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by any of them, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. The charges, accruals and reserves on the books of each Borrower and their Subsidiaries in respect of taxes and other governmental charges are, in the opinion of such Borrower, adequate.

                  6.09 Investment Company Act. Business Mortgage Investors, Inc. is not an "investment company", or a company "controlled" by an "investment company," within the meaning of the 1940 Act. Allied has elected to be regulated as a Business Development Company. The execution, delivery and performance by Allied of this Agreement and the other Loan Documents and each borrowing by Allied hereunder do and will not violate or conflict with, or require any consent of any Governmental Authority under, such Act.

                  6.10  Collateral; Collateral Security.

                  (a) Neither Borrower has assigned, pledged, or otherwise conveyed or encumbered any Mortgage Loan to any other Person, and immediately prior to the pledge of such Mortgage Loan to the Lender, each Borrower was the sole owner of such Mortgage Loan and had good and marketable title thereto, free and clear of all Liens, in each case except for Liens to be released simultaneously with the Liens granted in favor of the Lender hereunder. No Mortgage Loan pledged to the Lender hereunder was acquired (by purchase or otherwise) by either Borrower from an Affiliate of such Borrower, other than the acquisition of one or more Mortgage Loans by one Borrower from the other Borrower, or such other acquisition approved in writing by the Lender at the Lender's sole discretion.

                  (b) The provisions of this Loan Agreement are effective to create in favor of the Lender a valid security interest in all right, title and interest of each Borrower in, to and under the Collateral.

                  (c) Upon receipt by the Custodian of each Mortgage Note, endorsed in blank by a duly authorized officer of each Borrower, the Lender shall have a fully perfected first priority security interest therein, in the Mortgage Loan evidenced thereby and in such Borrower's interest in the related Mortgaged Property.

                  (d) Upon the filing of financing statements on Form UCC-1 naming the Lender as "Secured Party" and each Borrower as "Debtor", and describing the Collateral, in the jurisdictions and recording offices listed on
Schedule 2 attached hereto, the security interests granted hereunder in the Collateral will constitute fully perfected first priority security interests under the Uniform Commercial Code in all right, title and interest of the Borrower in, to and under such Collateral which can be perfected by filing under the Uniform Commercial Code.

                  6.11 Chief Executive Office. Each Borrower's chief executive office on the Effective Date, is located at 1919 Pennsylvania Avenue, N.W., Washington, D.C. 20006.

                  6.12 Location of Books and Records. The location where each Borrower keeps its books and records, including all computer tapes and records relating to the Collateral is its chief executive office.

                  6.13 Hedging. Allied will enter into Interest Rate Protection Agreements pursuant to Allied's variable rate debt having terms with respect to protection against fluctuations in interest rates pursuant to Allied's policies and procedures reasonably acceptable to the Lender.

                  6.14 True and Complete Disclosure. All written information furnished after the date hereof by or on behalf of each Borrower to the Lender in connection with this Loan Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to a Responsible Officer of either Borrower, after due inquiry, that could reasonably be expected to have a Material

Adverse Effect that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lender for use in connection with the transactions contemplated hereby or thereby.

                  6.15 Consolidated Shareholders' Equity. On the Effective Date, the Consolidated Shareholders' Equity is not less than (i) $375,000,000 plus
(ii) 75% of the Net Proceeds of any Equity Issuance effected by Allied or any of its Subsidiaries as of April 30, 1998 (excluding the Net Proceeds of any Equity Issuance by a Subsidiary to Subsidiaries or to Allied).

                  6.16 ERISA. Neither Borrower has established or contributed to a Plan or Multiemployer Plan.

                  Section 7. Covenants of the Borrower. Each Borrower covenants and agrees with the Lender that, so long as any Loan is outstanding and until payment in full of all Secured Obligations:

                  7.01 Financial Statements. Each Borrower shall deliver to the
Lender:

                  (a) as soon as available and in any event within 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year of such Borrower, the unaudited consolidated balance sheets of such Borrower and its consolidated Subsidiaries as at the end of such period and the related unaudited consolidated statements of operations and changes in net assets and of cash flows for such Borrower and its consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, accompanied by a certificate of a Responsible Officer of such Borrower, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of such Borrower and its consolidated Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

                  (b) as soon as available and in any event within 120 days after the end of each fiscal year of such Borrower, the consolidated balance sheets of such Borrower as at the end of such fiscal year and the related consolidated statements of operations and changes in net assets and of cash flows for such Borrower for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of such Borrower and its consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP;

                  (c) from time to time such other information regarding the financial condition, operations, or business of the Borrowers as the Lender may reasonably request; and

         Each Borrower will furnish to the Lender, at the time it furnishes each set of financial statements pursuant to paragraphs (a) and (b) above, a certificate of a Responsible Officer of such Borrower to the effect that, to the best of such Responsible Officer's knowledge, such Borrower during such fiscal period or year has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Loan Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate (and, if any Default or Event of Default has occurred and is continuing, describing the same in reasonable detail and describing the action such Borrower has taken or proposes to take with respect thereto).

                  7.02 Litigation. Each Borrower will, promptly, and in any event within 10 days after service of process on any of the following, give to the Lender notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or threatened) or other legal or arbitrable proceedings affecting such Borrower or affecting any of the Property of any of them before any Governmental Authority (i) as to which individually or in the aggregate there is a reasonable likelihood of an adverse decision which would be reasonably likely to have a material adverse effect on their Property, business or financial condition or prospects, (ii) which makes a claim or claims in an aggregate amount greater than $5,000,000.00, (iii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect, or
(iii) which requires filing with the Securities and Exchange Commission in accordance with the 1934 Act and any rules thereunder.

                  7.03  Existence, etc.  Each Borrower will:

                  (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises including Allied's election to be regulated as a Business Development Company, (provided that nothing in this Section 7.03(a) shall prohibit any transaction expressly permitted under Section 7.04 hereof);

                  (b) comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities (including, without limitation, all environmental laws) if failure to comply with such requirements would be reasonably likely (either individually or in the aggregate) to have a material adverse effect on its Property, business or financial condition, or prospects;

                  (c) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied;

                  (d) not move its chief executive office from the address referred to in Section 6.11 unless it shall have provided the Lender 30 days' prior written notice of such change;

                  (e) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; and

                  (f) permit representatives of the Lender, during normal business hours and upon reasonable advance notice, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Lender.

                  7.04 Prohibition of Fundamental Changes. Allied shall not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets; provided, that either Borrower may merge or consolidate with (a) any wholly owned subsidiary of such Borrower, or (b) any other Person if the Borrower is the surviving corporation; and provided further, that if after giving effect thereto, no Default would exist hereunder.

                  7.05 Borrowing Base Deficiency. If at any time there exists a Borrowing Base Deficiency the Borrowers shall cure same in accordance with
Section 2.06 hereof.

                  7.06 Notices. The Borrowers shall give notice to the Lender:

                  (a) promptly upon receipt of notice or knowledge of the occurrence of any Default or Event of Default;

                  (b) with respect to any Mortgage Loan pledged to the Lender hereunder, within two Business Days upon receipt of any principal prepayment other than scheduled payments (in full or partial) of such pledged Mortgage Loan;

                  (c) with respect to any Mortgage Loan pledged to the Lender hereunder, immediately upon receipt of notice or knowledge that the underlying Mortgaged Property has been damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, or otherwise damaged so as to affect adversely the Collateral Value of such pledged Mortgage Loan; and

                  (d) promptly upon receipt of notice or knowledge of (i) any default related to any Collateral, (ii) any Lien or security interest (other than security interests created hereby or by the other Loan Documents) on, or claim asserted against, any of the Collateral or
         (iii) any event or change in circumstances which could reasonably be expected to have a material adverse effect on the Property, business or financial condition or prospects of either Borrower.

                  (e) promptly upon receipt of notice or knowledge that Allied may not be in compliance with the requirements of the 1940 Act for a Business Development Company.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of such Borrower setting forth details of the occurrence referred to therein and stating what action such Borrower has taken or proposes to take with respect thereto.

                  7.07 Hedging. Allied will at all times maintain Interest Rate Protection Agreements, pursuant to Allied's variable rate debt having terms with respect to protection against fluctuations in interest rates pursuant to Allied's policies and procedures reasonably acceptable to the Lender. Allied shall deliver to the Lender quarterly (unless requested more frequently by the Lender), a written summary of the notional amount of all outstanding Interest Rate Protection Agreements.

                  7.08 Reports. Each Borrower shall provide the Lender with a quarterly report, which report shall include, among other items, a summary of such Borrower's delinquency and loss experience with respect to mortgage loans held by such Borrower, plus any such additional reports as the Lender may reasonably request with respect to such Borrower's or any Servicer's servicing portfolio or pending originations of mortgage loans. Each Borrower shall provide the Lender with information, promptly upon such Borrower's receipt, with respect to each Mortgaged Property related to each Mortgage Loan pledged to the Lender hereunder, including without limitation, the operating statements, rent roll (if applicable and which may be provided on a quarterly basis if not available on a monthly basis) and occupancy status of such Mortgaged Property and property level information.

                  7.09 Underwriting Guidelines. Without the prior written consent of the Lender, neither Borrower shall amend materially or otherwise modify materially the Underwriting Guidelines. Notwithstanding the preceding sentence, in the event that either Borrower makes any amendment or modification to its Underwriting Guidelines, such Borrower shall promptly deliver to the Lender a complete copy of the amended or modified Underwriting Guidelines.

                  7.10 Transactions with Affiliates. Neither Borrower will enter into any transaction, including without limitation any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Loan Agreement, (b) in the ordinary course of such Borrower's business and (c) upon fair and reasonable terms no less favorable to such Borrower than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate, or make a payment that is not otherwise permitted by this Section 7.10 to any Affiliate. In no event shall either Borrower pledge to the Lender hereunder any Mortgage Loan acquired by such Borrower from an Affiliate of such Borrower other than acquisitions by one Borrower from the other Borrower, or such other acquisition approved in writing by the Lender at the Lender's sole discretion.

                  7.11 Limitation on Liens. Each Borrower will defend the Collateral against, and will take such other action as is necessary to remove, any Lien, security interest or claim on or to the Collateral, other than the security interests created under this Loan Agreement, and each Borrower will defend the right, title and interest of the Lender in and to any of the Collateral against the claims and demands of all persons whomsoever.

                  7.12 Limitation on Distributions. After the occurrence and during the continuation of any Event of Default under Section 8(a), (b), (f),
(g) or (h), or clause (i) or (ii) of (k) hereof, the Borrowers shall not make any payment on account of, or set apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity or partnership interest of the Borrower, whether now or hereafter outstanding, or make any other distribution in respect of any of the foregoing or to any shareholder or equity owner of the Borrowers in their capacity as such, either directly or indirectly, whether in cash or property or in obligations of the Borrowers or any of their consolidated Subsidiaries.

                  7.13 Consolidated Shareholders' Equity. Allied shall not permit the Consolidated Shareholders' Equity to be less than (i) $375,000,000 plus (ii) 75% of the Net Proceeds of all Equity Issuance effected by Allied or any of its Subsidiaries at any time after April 30, 1998 (excluding the Net Proceeds of any Equity Issuance by a Subsidiary to Subsidiaries or to Allied).

                  7.14 Maintenance of Ratio of Total Indebtedness to Tangible Net Worth. Allied shall not permit the ratio of Total Indebtedness with respect to recourse obligations to Tangible Net Worth at any time to be greater than 3:1.

                  7.15 Maintenance of Profitability. The Borrowers shall not permit, for any period of two consecutive fiscal quarters (each such period, a "Test Period"), Net Income for such Test Period, before income taxes for such Test Period and distributions made during such Test Period, to be less than $1.00.

                  7.16 Servicing Tape. Each Borrower shall provide to the Lender on the twelfth (12th) Business Day of each month a computer readable file containing servicing information, including without limitation those fields specified by the Lender from time to time, on a loan-by-loan basis and in the aggregate, with respect to the Mortgage Loans serviced hereunder by such Borrower or any Servicer.

                  7.17 Interest Rate Protection Agreements. The Borrower shall not pledge, hypothecate, encumber or permit any Lien to exist on any Interest Rate Protection Agreement.

                  7.18 Required Filings. The Borrowers shall promptly provide the Lender with copies of all documents which the Borrowers or any Subsidiary of the Borrowers is required to file with the Securities and Exchange Commission in accordance with the 1934 Act or any rules thereunder.

                  7.19 No Adverse Selection. The Borrowers have not selected the Collateral in a manner so as to adversely affect the Lender's interests.

                  7.20 ERISA. Neither Borrower shall establish or contribute to a Plan or Multiemployer Plan.

                  7.21 Remittance of Prepayments. The Borrower shall remit, with sufficient detail to enable the Lender to appropriately identify the Mortgage Loan to which any amount remitted applies, to the Lender on each Thursday (or the next Business Day if such Thursday is not a Business Day) all Prepayments that the Borrower has received during the previous week.

                  7.22 Lender's Right to Purchase. Prior to any whole loan sale of any Mortgage Loan to a bona-fide third party purchaser, the Borrowers shall first provide the Lender with the opportunity to submit a bid on said Mortgage Loans.

                  7.23 Securitizations. The Borrowers agree that MS&Co. shall retain the exclusive option to act as sole lead underwriter or sole lead placement agent in connection with the consummation of the next securitization of any Mortgage Loans by either Borrower or any of the Borrowers' Subsidiaries following the Effective Date.

                  7.24 Exit Fee. The Borrowers shall agree to pay the Lender an exit fee in connection with those Mortgage Loans subject to this Loan Agreement, which fee shall be agreed upon in good faith by the Borrowers and the Lender on or prior to December 31, 1998.

                  Section 8. Events of Default. Each of the following events shall constitute an event of default (an "Event of Default") hereunder:

                  (a) the Borrowers shall default in the payment of any principal of or interest on any Loan when due (whether at stated maturity, upon acceleration or at mandatory or optional prepayment); or

                  (b) the Borrowers shall default in the payment of any other amount payable by it hereunder or under any other Loan Document after notification by the Lender of such default, and such default shall have continued unremedied for five Business Days; or

                  (c) any representation, warranty or certification made or deemed made herein or in any other Loan Document by either Borrower or any certificate furnished to the Lender pursuant to the provisions hereof or thereof shall prove to have been false or misleading in any material respect as of the time made or furnished other than the representations and warranties set forth in Schedule 1, which shall be considered solely for the purpose of determining the

         Collateral Value of the Mortgage Loans; unless (i) the applicable Borrower shall have made any such representations and warranties with knowledge that they were materially false or misleading at the time made, or (ii) any such representations and warranties have been determined by the Lender in its sole discretion to be materially false or misleading on a regular basis); or

                  (d) either Borrower shall fail to comply with the requirements of Section 7.03(a), Section 7.04, Section 7.06, or Sections 7.09 through 7.21 hereof; or either Borrower shall default in the performance of its obligations under Section 7.05 hereof and such default shall continue unremedied for a period of one (1) Business Day; or the Borrower shall otherwise fail to comply with the requirements of
         Section 7.03 hereof and such default shall continue unremedied for a period of five Business Days; or either Borrower shall fail to observe or perform any other covenant or agreement contained in this Loan Agreement or any other Loan Document and such failure to observe or perform shall continue unremedied for a period of seven Business Days; or

                  (e) a final judgment or judgments for the payment of money in excess of $20,000,000 in the aggregate shall be rendered against either Borrower or any of their Subsidiaries by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof, and the applicable Borrower or any such Subsidiary shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

                  (f) either Borrower shall admit in writing its inability to pay its debts as such debts become due; or

                  (g) either Borrower or any of their Material Subsidiaries or any of their Other Relevant Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator or the like of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or
         (vi) take any corporate or other action for the purpose of effecting any of the foregoing; or

                  (h) a proceeding or case shall be commenced, without the application or consent of either Borrower or any of its Material Subsidiaries or any of its Other Relevant Subsidiaries, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner, liquidator or the like of either Borrower or any such Material Subsidiary or Other Relevant Subsidiary or of all or any substantial part of its property, or (iii) similar relief in respect of either Borrower or any such Material Subsidiary or Other Relevant Subsidiary under any law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against either Borrower or any such Material Subsidiary or Other Relevant Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or

                  (i) the Custodial Agreement or any Loan Document shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by either Borrower;

                  (j) either Borrower shall grant, or suffer to exist, any Lien on any Collateral except the Liens contemplated hereby; or the Liens contemplated hereby shall cease to be first priority perfected Liens on the Collateral in favor of the Lender or shall be Liens in favor of any Person other than the Lender;

                  (k) (i) either Borrower or any of such Borrower's Subsidiaries shall fail to pay when due and payable the principal of, or interest on, any Indebtedness (other than the Loans) having an aggregate outstanding principal amount of $5,000,000 or more, (ii) the maturity of any Indebtedness (other than the Loans) of either Borrower or any of such Borrower's Subsidiaries having an aggregate outstanding principal amount of $5,000,000 or more shall have (x) been accelerated in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Indebtedness or (y) been required to be prepaid prior to the stated maturity thereof; or (iii) any other event shall have occurred and be continuing with respect to any Indebtedness (other than the Loans) of either Borrower or any of such Borrower's Subsidiaries having an aggregate outstanding principal amount of $5,000,000 or more which, with or without the passage of time, the giving of notice, or otherwise, would permit any holder or holders of such Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person, to accelerate the maturity of any such Indebtedness or require any such Indebtedness to be prepaid prior to its stated maturity;

                  (l) any materially adverse change in the Property, business, financial condition or prospects of either Borrower or any of such Borrower's Material Subsidiaries or Other Related Subsidiaries shall occur, in each case as determined by the Lender in its sole discretion, or any other condition shall exist which, in the Lender's sole discretion, constitutes a material impairment of either Borrower's ability to perform its obligations under this Loan Agreement, the Note or any other Loan Document; or

                  (m) the discovery by the Lender of a condition or event which existed at or prior to the execution hereof and which the Lender, in its sole discretion, determines materially and adversely affects; (i) the condition (financial or otherwise) of either Borrower, any of their Affiliates; or (ii) the ability of either the Borrowers or the Lender to fulfill its respective obligations under this Loan Agreement.

                  Section 9.  Remedies Upon Default.

                  (a) Upon the occurrence of one or more Events of Default other than those referred to in Section 8(g) or (h), the Lender may immediately declare the principal amount of the Loans then outstanding under the Note to be immediately due and payable, together with all interest thereon and fees and expenses accruing under this Loan Agreement. Upon the occurrence of an Event of Default referred to in Sections 8(g) or (h), such amounts shall immediately and automatically become due and payable without any further action by any Person. Upon such declaration or such automatic acceleration, the balance then outstanding on the Note shall become immediately due and payable, without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrowers.

                  (b) Upon the occurrence of one or more Events of Default, the Lender shall have the right to obtain physical possession of the Servicing Records and all other files of the Borrower relating to the Collateral and all documents relating to the Collateral which are then or may thereafter come in to the possession of either Borrower or any third party acting for either Borrower and either Borrower shall deliver to the Lender such assignments as the Lender shall request. The Lender shall be entitled to specific performance of all agreements of the Borrowers contained in this Loan Agreement.

                  Section 10. No Duty of Lender. The powers conferred on the Lender hereunder are solely to protect the Lender's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Borrowers for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

                  Section 11.  Miscellaneous.

                  11.01 Waiver. No failure on the part of the Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                  11.02 Notices. Except as otherwise expressly permitted by this Loan Agreement, all notices, requests and other communications provided for herein and under the Custodial Agreement (including without limitation any modifications of, or waivers, requests or consents under, this Loan Agreement) shall be given or made in writing (including without limitation by telex or telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or thereof); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party, by overnight courier, personal delivery, telecopy or certified mail return receipt requested. All notices, requests and other communications shall be deemed to have been duly given, upon receipt, in each case given or addressed as aforesaid. All notices given or made pursuant to this Section 11.02 to either Borrower shall be deemed to be effective notice to both Borrowers.

                  11.03  Indemnification and Expenses.

                  (a) Each Borrower agrees to hold the Lender, and its Affiliates and their officers, directors, employees, agents and advisors (each an "Indemnified Party") harmless from and indemnify any Indemnified Party against all liabilities, losses, damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against such Indemnified Party (collectively, the "Costs") relating to or arising out of this Loan Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Loan Agreement, the Note, any other Loan

Document or any transaction contemplated hereby or thereby, that, in each case, results from anything other than any Indemnified Party's gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Borrowers agree to hold any Indemnified Party harmless from and indemnify such Indemnified Party against all Costs with respect to (i) Table-Funded Mortgage Loans relating to or arising out of any breach, violation or alleged breach or violation of any consumer credit laws, including without limitation the Truth in Lending Act and/or the Real Estate Settlement Procedures Act and (ii) all Mortgage Loans relating to or arising out of any violation or alleged violation of any environmental law, rule or regulation that, in each case, results from anything other than such Indemnified Party's gross negligence or willful misconduct. In any suit, proceeding or action brought by an Indemnified Party in connection with any Mortgage Loan for any sum owing thereunder, or to enforce any provisions of any Mortgage Loan, the Borrowers will save, indemnify and hold such Indemnified Party harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by either Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Borrowers. The Borrowers also agree to reimburse an Indemnified Party as and when billed by such Indemnified Party for all such Indemnified Party's costs and expenses incurred in connection with the enforcement or the preservation of such Indemnified Party's rights under this Loan Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and disbursements of its counsel. The Borrowers hereby acknowledge that, notwithstanding the fact that the Note is secured by the Collateral, the obligation of the Borrowers under the Note is a recourse obligation of the Borrowers.

                  (b) The Borrower agrees to pay as and when billed by the Lender all of the out-of-pocket costs and expenses incurred by the Lender in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Loan Agreement, the Note, any other Loan Document or any other documents prepared in connection herewith or therewith (up to the amount of $25,000).

                  11.04 Amendments. Except as otherwise expressly provided in this Loan Agreement, any provision of this Loan Agreement may be modified or supplemented only by an instrument in writing signed by each Borrower and the Lender and any provision of this Loan Agreement may be waived by the Lender.

                  11.05 Successors and Assigns . This Loan Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  11.06 Survival. The obligations of each Borrower under Sections 3.04 and 11.03 hereof shall survive the repayment of the Loans and the termination of this Loan Agreement. In addition, each representation and warranty made or deemed to be made by a request for a borrowing, herein or pursuant hereto shall survive the making of such representation and warranty, and the Lender shall not be deemed to have waived, by reason of making any Loan, any Default that may arise because any such representation or warranty shall have proved to be false or misleading, notwithstanding that the Lender may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Loan was made.

                  11.07 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Loan Agreement.

                  11.08 Counterparts. This Loan Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Loan Agreement by signing any such counterpart.

                  11.09 Loan Agreement Constitutes Security Agreement; Governing Law. This Loan Agreement shall be governed by New York law without reference to choice of law doctrine, and shall constitute a security agreement within the meaning of the Uniform Commercial Code.

                  11.10 SUBMISSION TO JURISDICTION; WAIVERS. LENDER AND EACH BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                  (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS LOAN AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

                  (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

                  (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE LENDER SHALL HAVE BEEN NOTIFIED; AND

                  (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

                  11.11 WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS LOAN AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  11.12 Acknowledgments. Each Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Loan Agreement, the Note and the other Loan Documents;

                  (b) the Lender has no fiduciary relationship to the Borrowers, and the relationship between the Borrowers and the Lender is solely that of debtor and creditor; and

                  (c) no joint venture exists between the Lender and the Borrowers.

                  11.13 Hypothecation or Pledge of Loans. The Lender shall have free and unrestricted use of all Collateral and nothing in this Loan Agreement shall preclude the Lender from engaging in repurchase transactions with the Collateral or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating the Collateral. Nothing contained in this Loan Agreement shall obligate the Lender to segregate any Collateral delivered to the Lender by the Borrowers, however the Lender shall be obligated to deliver the Collateral back to the Borrowers in accordance with, and subject to, the provisions of this Loan Agreement.

                  11.14  Servicing.

                  (a) Each Borrower covenants to maintain or cause the servicing of the Mortgage Loans to be maintained in conformity with accepted and prudent servicing practices in the industry for the same type of mortgage loans as the Mortgage Loans and in a manner at least equal in quality to the servicing such Borrower provides for mortgage loans which it owns. In the event that the preceding language is interpreted as constituting one or more servicing contracts, each such servicing contract shall terminate automatically upon the earliest of (i) an Event of Default, (ii) the date on which all the Secured Obligations have been paid in full or (iii) the transfer of servicing approved by the Borrower.

                  (b) If the Mortgage Loans are serviced by either Borrower, (i) such Borrower agrees that the Lender is the collateral assignee of all servicing records, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of Mortgage Loans (the "Servicing Records"), and (ii) such Borrower grants the Lender a security interest in all servicing fees and rights relating to the Mortgage Loans and all Servicing Records to secure the obligation of such Borrower or its designee to service in conformity with this Section and any other obligation of such Borrower to the Lender. Each Borrower covenants to safeguard such Servicing Records and to deliver them promptly to the Lender or its designee (including the Custodian) at the Lender's request.

                  (c) If the Mortgage Loans are serviced by a third party servicer (the "Servicer"), such Borrower (i) shall provide a copy of the servicing agreement to the Lender, which shall be in form and substance acceptable to the Lender (the "Servicing Agreement"); and (ii) hereby irrevocably assigns to the Lender and the Lender's successors and assigns all right, title, interest of such Borrower in, to and under, and the benefits of, any Servicing Agreement with respect to the Mortgage Loans. Any successor to the Servicer shall be approved in writing by the Lender prior to such successor's assumption of servicing obligations with respect to the Mortgage Loans.

                  (d) If the servicer of the Mortgage Loans is either
Borrower or the Servicer is an Affiliate of such Borrower, such Borrower shall provide to the Lender a letter from such Borrower or the Servicer, as the case may be, to the effect that upon the occurrence of an Event of Default and acceleration of the debt outstanding pursuant to Section 9 hereof, the Lender may terminate any Servicing Agreement and transfer servicing to its designee, at no cost or expense to the Lender, it being agreed that such Borrower will pay any and all fees required to terminate the Servicing Agreement and to effectuate the transfer of servicing to the designee of the Lender.

                  (e) After the Funding Date, until the pledge of any Mortgage Loan is relinquished by the Custodian, the Borrowers will have no right to modify or alter the terms of such Mortgage Loan and the Borrowers will have no obligation or right to repossess such Mortgage Loan or substitute another Mortgage Loan, except as provided in the Custodial Agreement.

                  (f) In the event either Borrower or its Affiliate is servicing the Mortgage Loans, such Borrower shall permit the Lender to inspect such Borrower's or its Affiliate's servicing facilities, as the case may be, for the purpose of satisfying the Lender that such Borrower or its Affiliate, as the case may be, has the ability to service the Mortgage Loans as provided in this Loan Agreement.

                  11.15 Periodic Due Diligence Review. Each Borrower acknowledges that the Lender has the right to perform continuing due diligence reviews with respect to the Mortgage Loans, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and each Borrower agrees that upon reasonable (but no less than five Business Days prior notice, unless a Default shall have occurred, in which case no notice shall be required) to either Borrower, the Lender or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Mortgage Files and any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession or under the control of the Borrower and/or the Custodian. The Borrowers also shall make available to the Lender, on a reasonable basis, a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Mortgage Files and the Mortgage Loans. Without limiting the generality of the foregoing, each Borrower acknowledges that the Lender may make Loans to such Borrower based solely upon the information provided by such Borrower to the Lender in the Mortgage Loan Tape and the representations, warranties and covenants contained herein, and that the Lender, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Mortgage Loans securing such Loan, including without limitation ordering new credit reports and new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Mortgage Loan. The Lender may underwrite such Mortgage Loans itself or engage a mutually agreed upon third party underwriter to perform such underwriting. Each Borrower agrees to cooperate with the Lender and any third party underwriter in connection with such underwriting, including, but not limited to, providing the Lender and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession, or under the control, of such Borrower. Each Borrower further agrees that if a Default shall have occurred, the Borrowers shall reimburse the Lender for any and all out-of-pocket costs and expenses incurred by the Lender in connection with the Lender's activities pursuant to this Section 11.15 performed following such Default.

                  11.16 Set-Off. In addition to any rights and remedies of the Lender provided by this Loan Agreement and by law, the Lender shall have the right, without prior notice to the Borrowers, any such notice being expressly waived by the Borrowers to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrowers hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Lender or any Affiliate thereof to or for the credit or the account of the Borrowers. The Lender agrees promptly to notify the Borrowers after any such set-off and application made by the Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

                  11.17 Intent. The parties recognize that each Loan is a "securities contract" as that term is defined in Section 741 of Title 11 of the United States Code, as amended.

                  11.18 Joint and Several Liability. Allied hereby acknowledges and agrees that it shall be jointly and severally liable for all representations, warranties, covenants, obligations and indemnities of the Borrowers hereunder. Business Mortgage Investors, Inc. hereby acknowledges and agrees that it shall be liable for all representations, warranties, covenants, obligations and indemnities of the Borrowers hereunder only to the extent of its pro rata portion of the Secured Obligations.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed and delivered as of the day and year first above written.

                                  BORROWERS

                                  ALLIED CAPITAL CORPORATION


                                  By  /s/ Kelly A. Anderson
                                    ---------------------------------------
                                           Name:  Kelly A. Anderson
                                           Title: Principal & Treasurer



                                  Address for Notices:

                                  1919 Pennsylvania Avenue, N.W.
                                  Washington, D.C.  20006
                                  Attention:  Ms. Kelly A. Anderson
                                  Telecopier No.:  (202) 659-2053
                                  Telephone No:  (202) 973-6328


                                  BUSINESS MORTGAGE INVESTORS, INC.



                                  By  /s/ Kelly A. Anderson
                                    ---------------------------------------
                                           Name:  Kelly A. Anderson
                                           Title: Principal & Treasurer



                                  Address for Notices:
                                  1919 Pennsylvania Avenue, N.W.
                                  Washington, D.C.  20006
                                  Attention:  Ms. Kelly A. Anderson
                                  Telecopier No.: (202) 659-2053
                                  Telephone No:  (202) 973-6328

                                  LENDER

                                  MORGAN STANLEY MORTGAGE
                                    CAPITAL INC.


                                  By  /s/ Kevin L. Rodman
                                    ---------------------------------------
                                           Name:   Kevin L. Rodman
                                           Title:  Vice President


                                  Address for Notices:

                                  1585 Broadway
                                  New York, New York 10036
                                  Attention: Mr. Andy Neuberger
                                  Telecopier No.: 212-761-0093
                                  Telephone No.: 212-761-2408

                                                                     SCHEDULE 1


                REPRESENTATIONS AND WARRANTIES RE: MORTGAGE LOANS



                         Part I. Eligible Mortgage Loans

          As to each Eligible Mortgage Loan included in the Borrowing Base on a Funding Date (and the related Mortgage, Mortgage Note, Assignment of Mortgage and Mortgaged Property), the Borrower shall be deemed to make the following representations and warranties to the Lender as of such date and as of each date Collateral Value is determined (certain defined terms used herein and not otherwise defined in the Loan Agreement appearing in Part III to this Schedule 1, except as otherwise set forth on an Officer's Certificate (as defined in the Custodial Agreement) delivered on or prior to Funding Date or otherwise disclosed in writing to the Lender.

          (a) Mortgage Loans as Described. The information set forth in the Mortgage Loan Schedule with respect to the Mortgage Loan is complete, true and correct in all material respects.

          (b) No Outstanding Charges. There are no material defaults in complying with the terms of the Mortgage securing the Mortgage Loan, and to the best of the Borrower's knowledge, all taxes, governmental assessments, required insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid. Neither the Borrower nor to the best of the Borrower's knowledge, the Qualified Originator from which the Borrower acquired the Mortgage Loan has advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the proceeds of the Mortgage Loan, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and interest thereunder.

          (c) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination except by a written instrument which has been recorded, if necessary to protect the interests of the Lender, and which has been delivered to the Custodian and the terms of which are reflected in the Mortgage Loan Schedule. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required, and its terms are reflected on the Mortgage Loan Schedule. No Mortgagor in respect of the Mortgage Loan has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required, and which assumption agreement is part of the Mortgage File delivered to the Custodian and the terms of which are reflected in the Mortgage Loan Schedule (to the extent such terms affect the information on the Mortgage Loan Schedule).

          (d) No Defenses. To the best of the Borrowers' knowledge, the Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable,


                               Schedule 1, Page 1
in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto. The Borrower has no knowledge nor has it received any notice that any Mortgagor in respect of the Mortgage Loan is a debtor in any state or federal bankruptcy or insolvency proceeding.

          (e) Hazard Insurance. The Mortgaged Property is insured by a fire and extended perils insurance policy, issued by a Qualified Insurer, and such other hazards as are customary in the area where the Mortgaged Property is located, and to the extent required by the Borrower as of the date of origination consistent with the Underwriting Guidelines, against earthquake and other risks insured against by Persons operating like properties in the locality of the Mortgaged Property, in an amount not less than the greatest of (i) 100% of the replacement cost of all improvements to the Mortgaged Property, (ii) the outstanding principal balance of the Mortgage Loan, or (iii) the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property, and consistent with the amount that would have been required as of the date of origination in accordance with the Underwriting Guidelines. If any portion of the Mortgaged Property is in an area identified by any federal Governmental Authority as having special flood hazards, and flood insurance is available, a flood insurance policy meeting the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (1) the full insurable value of the Mortgaged Property, and (2) the maximum amount of insurance available under the Flood Disaster Protection Act of 1973, as amended. All such insurance policies (collectively, the "hazard insurance policy") contain a standard mortgagee clause naming the Borrower, its successors and assigns (including without limitation, subsequent owners of the Mortgage
Loan), as mortgagee, and may not be reduced, terminated or canceled without 30 days' prior written notice to the mortgagee. No such notice has been received by the Borrower. All premiums on such insurance policy have been paid. The related Mortgage obligates the Mortgagor to maintain all such insurance and, at such Mortgagor's failure to do so, authorizes the mortgagee to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. To the best of the Borrowers' knowledge, the hazard insurance policy is the valid and binding obligation of the insurer and is in full force and effect. The Borrower has not engaged in, and to the best of the Borrower's knowledge, the Mortgagor has not engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by the Borrower. The Mortgagor maintains (A) rental continuation coverage sufficient to protect against loss for a period of up to 12 months, under a policy issued by a Qualified Insurer and (B) ordinance or law coverage if applicable under the terms and conditions of the Underwriting Guidelines.

          (f) Compliance with Applicable Laws. With respect to Mortgage Loans originated by the Borrower, and to the best of the Borrower's knowledge with respect to Mortgage Loans acquired by the Borrower, (i) any and all requirements of any federal, state or local law including, without limitation, usury, or disclosure laws applicable to the Mortgage Loan have been complied with, and
(ii) the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the Borrower shall maintain or shall cause its agent to maintain in its


                               Schedule 1, Page 2
possession, available for the inspection of the Lender, and shall deliver to the Lender, upon demand, evidence of compliance with all such requirements.

          (g) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission.

          (h) Location and Type of Mortgaged Property. The Mortgaged Property is located in an Acceptable State as identified in the Mortgage Loan Schedule and consists of real property upon which is located one or more commercial or multifamily structures; provided, however, that any commercial or multifamily property shall conform with the Underwriting Guidelines. The Mortgaged Property is being used for the purpose set forth in the Mortgagor's loan application, unless otherwise notified by the Mortgagor.

          (i) Valid First Lien. The Mortgage is a valid, subsisting, enforceable and perfected first lien on the real property included in the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to: (1) the lien of current real property taxes and assessments not yet due and payable; (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (a) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not materially and adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and the Borrower has full right to pledge and assign the same to the Lender. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage.

          (j) Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor or guarantor, if applicable, in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance.

          (k) Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no further requirement for future advances thereunder, and either (i) any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with or (ii) an escrow of funds for the completion of any on-site or off-site improvements has been established in an amount sufficient to make all repairs required by the Qualified Originator to the Mortgaged Property.


                               Schedule 1, Page 3

All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage. To the best of the Borrower's knowledge, all costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage.

          (l) Ownership. Either Borrower is the sole owner and holder of the Mortgage Loan or is a co-owner and co-holder of the Mortgage Loan with the other Borrower. The Mortgage Loan is not assigned or pledged, and the Borrower has good, indefeasible and marketable title thereto, and has full right to transfer, pledge and assign the Mortgage Loan to the Lender free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to assign, transfer and pledge each Mortgage Loan pursuant to this Loan Agreement and following the pledge of each Mortgage Loan, the Lender will hold such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest except any such security interest created pursuant to the terms of this Loan Agreement.

          (m) Doing Business. To the best of the Borrower's knowledge, all parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (ii) either (A) organized under the laws of such state,
(B) qualified to do business in such state, (C) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (D) not doing business in such state.

          (n) Loan-to-Value Ratio and Debt Service Ratio. The Loan-to-Value Ratio for the Mortgage Loan is not greater than that set forth in the Underwriting Guidelines. The Debt Service Ratio for the Mortgage Loan is not less than that set forth in the Underwriting Guidelines.

          (o) Title Insurance. The Mortgage Loan is covered by either (i) an attorney's opinion of title and abstract of title, the form and substance of which is acceptable to prudent mortgage lending institutions making mortgage loans in the area wherein the Mortgaged Property is located or (ii) an ALTA lender's title insurance policy or other generally acceptable form of policy or insurance and each such title insurance policy is issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Borrower, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (1), (2) and (3) of paragraph (i) of this Schedule 1. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. The Borrower, its successors and assigns, are the sole insureds of such lender's title insurance policy, and such lender's title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Loan Agreement. No claims have been made under such lender's title insurance policy. The title policy has been marked to delete the intervening


                               Schedule 1, Page 4
lien exception and all premiums for such policy, including any premiums for endorsements and special endorsements, have been paid.

          (p) No Defaults. To the best of the Borrower's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event has occurred which, with the passage of time or with notice and the expiration of any grace or cure period, to the best of the Borrower's knowledge, would constitute a default, breach, violation or event of acceleration, and neither the Borrower nor its predecessors have waived any default, breach, violation or event of acceleration.

          (q) No Mechanics' Liens. To the best of the Borrower's knowledge, there are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage.

          (r) Location of Improvements; No Encroachments. To the best of the Borrower's knowledge, all improvements which were considered in determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property or the Lender's title insurance policy referenced in (o) above affirmatively insures such encroachments. To the best of the Borrower's knowledge, no improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning and building law, ordinance or regulation.

          (s) Origination; Payment Terms. Principal payments on the Mortgage Loan commenced no more than 60 days after funds were disbursed in connection with the Mortgage Loan. The Mortgage Note is payable monthly with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, or otherwise providing for a balloon payment in accordance with the Underwriting Guidelines over an original term of not more than 30 years from commencement of amortization.

          (t) Customary Provisions. The Mortgage Note has a stated maturity. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by power of sale or judicial foreclosure. The Mortgage or the laws of the applicable state in which the Mortgaged Property is located provides for the appointment of a receiver for rents in the event of an institution of foreclosure proceedings, or allows the Mortgagee to enter into possession to collect rents to the extent permitted by applicable law.

          (u) Conformance with Underwriting Guidelines. The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines.

          (v) Occupancy of the Mortgaged Property. To the best of the Borrower's knowledge, as of the Funding Date the Mortgaged Property is lawfully occupied under applicable law. To the best of the Borrower's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. To the best of the Borrower's knowledge, the Borrower has not received notification from any governmental authority


                               Schedule 1, Page 5
that the Mortgaged Property is in material non-compliance with such laws or regulations, is being used, operated or occupied unlawfully or has failed to have or obtain such inspection, licenses or certificates, as the case may be. The Borrower has not received notice of any violation or failure to conform with any such law, ordinance, regulation, standard, license or certificate.

          (w) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Custodian or the Lender to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

          (x) Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered under the Custodial Agreement for each Mortgage Loan have been delivered to the Custodian. The Borrower or its agent is in possession of a complete, true and accurate Mortgage File in compliance with the Custodial Agreement, except for such documents the originals of which have been delivered to the Custodian.

          (y) Transfer of Mortgage Loans. The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

          (z) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Borrower, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature.

          (aa) Mortgaged Property Undamaged. To the best of the Borrower's knowledge, the Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect materially and adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair. To the best of the Borrower's knowledge, there have not been any condemnation proceedings commenced with respect to the Mortgaged Property and the Borrower has no knowledge of any such proceedings.

          (bb) Collection Practices; Escrow Deposits. The origination and collection practices used by the originator, each servicer of the Mortgage Loan and the Borrower with respect to the Mortgage Loan have been in all material respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all material respects legal. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of, the Borrower and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law.

          (cc) Other Insurance Policies. To the best of the Borrower's knowledge, no action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable special hazard insurance


                               Schedule 1, Page 6
policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Borrower or by any officer, director, or employee of the Borrower or any designee of the Borrower or any corporation in which the Borrower or any officer, director, or employee had a financial interest at the time of placement of such insurance.

          (dd) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed (to the best of the Borrower's knowledge, prior to the date a commitment to fund such Mortgage Loan becomes binding) by a qualified appraiser, duly appointed by the Borrower, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan.

          (ee) Capitalization of Interest. The Mortgage Note does not by its terms provide for the capitalization or forbearance of interest; provided that the Mortgage Note may have been restructured, and at the time of such restructuring, outstanding interest may have been capitalized.

          (ff) No Equity Participation. No document relating to the Mortgage Loan provides for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property or a sharing in the appreciation of the value of the Mortgaged Property. The indebtedness evidenced by the Mortgage Note is not convertible to an ownership interest in the Mortgaged Property or the Mortgagor and the Borrower has not financed nor does it own directly or indirectly, any equity of any form in the Mortgaged Property or the Mortgagor.

          (gg) Proceeds of Mortgage Loan. Except as expressly previously disclosed to the Lender, the proceeds of the Mortgage Loan have not been and shall not be used to satisfy, in whole or in part, any debt owed or owing by the Mortgagor to the Borrower or any Affiliate or correspondent of the Borrower except in each case, fees and expenses incurred in the origination of the Mortgage Loan.

          (hh) Withdrawn Mortgage Loans. If the Mortgage Loan has been released to the Borrower pursuant to a Request for Release and Receipt as permitted under
Section 5 of the Custodial Agreement, then, the promissory note relating to the Mortgage Loan was returned to the Custodian within 10 days of release (or if such tenth day is not a Business Day, the next succeeding Business Day).

          (ii) No Exception. The Custodian has not noted any material exceptions on an Exception Report (as defined in the Custodial Agreement) with respect to the Mortgage Loan which would materially adversely affect the Mortgage Loan or the Lender's security interest, granted by the Borrower, in the Mortgage Loan.

          (jj) Qualified Originator. The Mortgage Loan has been originated by, and, if applicable, purchased by the Borrower from, a Qualified Originator.

          (kk) Title Survey; Improvements. To the best of the Borrower's knowledge, the Mortgage File includes a title survey, certified to the Borrower or the Qualified Originator, its successors and assigns, and the title insurance company, in accordance with most recent minimum standards for title surveys as determined by the American Land Title Association, with the signature and seal of a licensed engineer or surveyor affixed thereto.


                               Schedule 1, Page 7

          (ll) Inspection. The Borrower or the Qualified Originator or their agents, has inspected or has caused to be inspected each related Mortgaged Property in connection with the origination thereof no earlier than six months prior to the related Funding Date.

          (mm) Access Routes. To the best of the Borrower's knowledge, at the time of origination, the Mortgaged Property was (i) contiguous to a physically open, dedicated all-weather public street, (ii) had all necessary permits and approvals for ingress and egress, (iii) was adequately serviced by public or private water, public or private sewer systems and utilities, and (iv) was on a separate tax parcel, separate and apart from any other property owned by the Mortgagor or any other Person.

          (nn) Mortgagor is Landlord under Leases. Each Mortgagor is the owner and holder of the landlord's interest under any lease for use and occupancy of all or any portion of the related Mortgaged Property. Neither the Borrower nor, to the best of the Borrower's knowledge, the Mortgagor, has made any assignments of the landlord's interest in any such lease or any portion of the rents, additional rents, charges, issues or profits due and payable or to become due and payable under any such lease (other than an assignment in favor of the Borrower or in favor of the Lender) which assignments are presently outstanding. The assignment of leases and/or rents and any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable first lien or first priority security interest on the leases affecting the Mortgaged Property except as enforceability may be limited by bankruptcy or other laws affecting creditor's rights generally or by the application of the rules of equity.

          (oo) Mortgaged Property Leased to Tenants. To the best of the Borrower`s knowledge as to each Mortgage Loan secured by Mortgaged Property which is leased to tenants: (i) the Mortgaged Property is not subject to any leases other than the leases described in the rent roll contained in the Mortgage Loan File (hereinafter referred to as the "Leases"), and such rent roll is accurate and complete in all material respects, including description of the rent and term. (ii) no Person has any possessory interest in the Mortgaged Property or right to occupy the same except under and pursuant to the provisions of the Leases and except those possessory interests set forth in clauses (2) and
(3) of paragraph (i) of this Schedule 1, Part I, (iii) each Lease of all or any portion of the Mortgaged Property is subordinate to the Mortgage, unless otherwise approved by the Borrower; (iv) with respect to any Lease having the benefit of a non-disturbance or similar recognition agreement, there are no circumstances or conditions with respect to the Mortgage, the Mortgaged Property, and Mortgagor, any tenant (alone or considered with other tenants) of the Mortgaged Property, or the Mortgagor's or any tenant's credit standing that would cause prudent mortgage lenders making loans similar to the Mortgage Loan in the area in which the Mortgaged Property is located to refuse to grant such non-disturbance or similar recognition agreement; are no recorded assignments of the Leases or of any portion of the rents, additional rents, charges, issues or profits due and payable or to become due and payable thereunder (hereinafter collectively referred to as the "Rents") to anyone other than the Mortgagor or a mortgagee which are now outstanding; (v) no Leases contain any option to purchase, any right of first refusal to lease or purchase, any express right to terminate the Lease or vacate the premises prior to expiration of the lease term, or any express right to abate or defer rent or any other similar provisions which materially adversely affect the Mortgaged Property or which might materially, adversely affect the rights of any holder of the Mortgage Loan; (vi) of the Leases are in full force and effect and have not been modified or amended other than by documents contained in the Mortgage File, and the Mortgage File contains true and complete copies of the Leases; (vii) The Mortgagor has certified that all rents due and payable under the Leases have been paid in full and no such rents have been paid more than one month in advance of the Due Date; and (viii) the Mortgagor has certified that


                               Schedule 1, Page 8
neither the Mortgagor (landlord) nor any tenant under the Leases is in default under any of the terms, covenants or provisions of the Leases and the Borrower knows of no event which, but for the passage of time or the giving of notice or both, would constitute an event of default under any of the Leases.

          (pp) Organization. If not an individual, to the best of the Borrower's knowledge, the Mortgagor has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its formation. To the best of the Borrower's knowledge based on the Mortgagor's representations and warranties, the Mortgagor has requisite power and authority to (i) own its properties, (ii) transact the business in which it is now engaged, (iii) execute and deliver the Mortgage Note, the Mortgage and the other Mortgage and the other Mortgage Loan Documents and (iv) consummate the transactions contemplated hereby and thereby. To the best of the Borrower's knowledge based on the Mortgagor's representations and warranties, the Mortgagor is duly qualified to do business and is in good standing in the jurisdiction where it is required to be so qualified in connection with the ownership, maintenance, management and operation of the Mortgaged Property. The Mortgagor has represented, warranted and covenanted that it shall (1) own no assets, and will not engage in any business, other than ownership, operation and management of its respective Mortgaged Property except as scheduled and identified to the Lender (2) not enter into any contract or agreement with any affiliate except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with persons other than such affiliate; (3) not incur any indebtedness or obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than pursuant to the Mortgage Loan Document and other known liens or other trade payables; (4) not make any loans or advances to any third party, and shall not acquire obligations or securities of its affiliates; (5) pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) only from its own assets; (6) comply with the provisions of its organizational documents; (7) do all things necessary to observe organizational formalities and to preserve its existence, and will not amend, modify or otherwise change its organizational documents, or suffer same to be amended, modified or otherwise changed, without the prior written consent of the Lender; (8) maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates; (9) be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any affiliate), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its affiliates as a division or part of the other and shall maintain and utilize separate stationery, invoices and checks; (10) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; (11) not engage in or suffer any change of ownership, dissolution, winding up, liquidation, consolidation or merger in whole or in part; (12) not commingle its funds or other assets with those of any affiliate or any other Person; (13) maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or any other person; and (14) not and will not hold itself out to be responsible for the debts or obligations of any other Person.

          (qq) Mortgagor Properly Licensed and in Compliance With Terms of Mortgage Loan Documents. To the best of the Borrower's knowledge based on the Mortgagor's representations and warranties, (i) the Mortgagor was at the time of origination in possession of all licenses, permits and other authorizations necessary and required by applicable law for the conduct of its business; (ii) all such licenses, permits and authorizations are valid and in full force and effect and (iii) all material conditions on the Mortgagor's part to be fulfilled under the terms of any lease of the Mortgaged Property have been satisfied.


                               Schedule 1, Page 9

          (rr) No Conflicts. To the best of the Borrower's knowledge based on the Mortgagor's representations and warranties, (i) the execution, delivery and performance of the Mortgage Note, the Mortgage, and the other Mortgage Loan Documents by the Mortgagor do not conflict with or constitute a default under, or result in the creation or imposition of any lien (other than pursuant to the Mortgage Loan Documents) mortgage, deed of trust, loan agreement, partnership agreement, or other agreement or instrument to which the Mortgagor is a party or to which the Mortgaged Property is subject, nor will such action result in any violation of the provisions of any statute or any jurisdiction over the Mortgagor or the Mortgaged Property, and (ii) any qualification of or with any Governmental Authority required for the execution, deliver, and performance by the Mortgagor of the Mortgage Note, the Mortgage, or the other Mortgage Loan Documents has been obtained as is in full force and effect.

          (ss) Litigation. To the best of the Borrower's knowledge based on the Mortgagor's representations and warranties, there are no actions, suits, or proceedings at law or in equity by or before any Governmental Authority now pending or threatened against or affecting the Mortgagor or the Mortgaged Property, which actions, suits or proceedings, if determined against the Mortgagor or the Mortgaged Property, might materially adversely affect the condition (financial or otherwise) or business of the Mortgagor or the condition or ownership of the Mortgaged Property.

          (tt) No Violation of Environmental Laws. To the best of the Borrower's knowledge, there is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; and to the best of the Borrower's knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property.

          (uu) Agreements. To the best of the Borrower's knowledge based on the Mortgagor's representations and warranties, the Mortgagor is not a party to any agreement or instrument or subject to any restriction which might adversely affect the Mortgagor. To the best of the Borrower's knowledge based on the Mortgagor's representations and warranties, the Mortgagor is not in default in any material respect in the performance, observance, or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which the Mortgagor or the Mortgaged Property is bound.

          (vv) No Bankruptcy Filing. To the best of the Borrower's knowledge based on the Mortgagor's representations and warranties, the Mortgagor is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of the Mortgagor's assets or the Mortgaged Property.

          (ww) Full and Accurate Disclosure. To the best of the Borrower's knowledge based on the Mortgagor's representations and warranties, no statement of fact made by the Mortgagor in the Mortgage Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading.

          (xx) No Plan Assets. To the best of the Borrower's knowledge based on the Mortgagor's representations and warranties, the Mortgagor is not an "employee benefit plan," as defined in Sections 3 (3) of ERISA, subject to Title I of ERISA, and none of the assets of the Mortgagor constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101.


                               Schedule 1, Page 10

          (yy) Compliance. To the best of the Borrower's knowledge, the Mortgagor and the Mortgaged Property and the use thereof comply in all material respects with all applicable legal requirements, including, without limitation, parking requirements. To the best of the Borrower's knowledge based on the Mortgagor's representations and warranties, the Mortgagor is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which might materially adversely affect the condition (financial or otherwise) or business of the Mortgagor.

          (zz) Contracts. To the best of the Borrower's knowledge based on the Mortgagor's representations and warranties, there are no material contracts (other than management contracts) affecting the Mortgaged Property that are not terminable on one month's notice or less without cause and without penalty or premium.

          (aaa) Financial Information. To the best of the Borrower's knowledge, based upon the Mortgagor's representations and warranties, all financial data, including, without limitation the statements of cash flow and income and operating expense, that have been delivered to the Qualified Originator (i) are true, complete, and correct in all material respects, and (ii) accurately represent the financial condition of the Mortgaged Property and the persons covered thereby as of the date of such reports.

          (bbb) Not a Foreign Person. To the best of the Borrowers knowledge based upon the Mortgagor's representations and warranties, the Mortgagor is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

          (ccc) Separate Lots. To the best of the Borrower's knowledge based on the Mortgagor's representations and warranties, the Mortgaged Property is not assessed jointly with any other real property constituting a separate tax lot or with any other real property constituting a separate tax lot or with any personal property not constituting part of such Mortgaged Property such that the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged as a lien on the Mortgaged Property.

          (ddd) Assessments. To the best of the Borrower's knowledge based upon the Mortgagor's representations and warranties, there are no pending or proposed special or other assessments for public improvements or otherwise affecting the Mortgaged Property, nor to the best of the Borrower's knowledge based upon the Mortgagor's representations and warranties are there any contemplated improvements to the Mortgaged Property that may result in such special or other assessments.

          (eee) Mortgage Submitted for Recordation. The Mortgage either has been or will promptly be submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

          (fff) The Ground Lease. To the best of the Borrowers knowledge based upon the Mortgagor's representations and warranties with respect to each ground lease to which the Mortgaged Property is subject (a "Ground Lease"): (i) the Mortgagor is the owner of a valid and subsisting interest as tenant under the Ground Lease; (ii) the Ground Lease is unmodified and not supplemented by any writing or otherwise (other than as disclosed in the Mortgage File) and is in full force and effect; (iii) all rent, additional rent and other charges reserved therein have been paid to the extent they are payable to the date hereof; (iv) the Mortgagor enjoys the quiet and peaceful possession of the estate demised


                               Schedule 1, Page 11
thereby, subject to any sublease; (v) the Mortgagor is not in default under any of the terms thereof and there are no circumstances which, with the passage of time or the giving of notice or both, would constitute an event of default thereunder; (vii) the lessor under the Ground Lease is not in default under any of the terms or provisions thereof on the part of the lessor to be observed or performed; (vii) the lessor under the Ground Lease has satisfied all of its repair or construction obligations, if any, to date pursuant to the terms of the Ground Lease; and (ix) the execution, delivery and performance of the Mortgage do not require the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, the Ground Lease.

          (ggg) Table-Funded Mortgage Loans. With respect to each Mortgage Loan that is a Table-Funded Mortgage Loan, the Settlement Agent has entered into a Bailee Agreement agreeing to hold the related Mortgage Loan Documents as agent and bailee for the Lender and to promptly forward such Mortgage Loan Documents to the Custodian for receipt by the fourth (4th) Business Day following the applicable Funding Date.


                               Schedule 1, Page 12

     Part II. Eligible Commercial Mortgage Loans that are Secured by Hotels

          As to each Eligible Commercial Mortgage Loan secured by a Hotel included in the Borrowing Base on a Funding Date (and the related Mortgage, Mortgage Note, Assignment of Mortgage and Mortgaged Property), the Borrower shall be deemed to make the following representations and warranties to the Lender as of such date (certain defined terms used herein and not otherwise defined in the Agreement appearing in Part III to this Schedule 1, except as otherwise set forth on an Officer's Certificate (as defined in the Custodial Agreement) delivered on or prior to Funding Date or otherwise disclosed in writing to the Lender.

          (a) To the best of the Borrower's knowledge, the Franchise Agreement, if any, is in full force and effect and there is no default, breach or violation existing thereunder by any party thereto and no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period would constitute a default, breach or violation by any party thereunder;

          (b) To the best of the Borrower's knowledge, the Management Agreement, if any, is in full force and effect and there is no default, breach or violation existing thereunder by any party thereto and no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period would constitute a default, breach or violation by any party thereunder;

          (c) To the best of the Borrower's knowledge, the Mortgagor owns/and or possesses, and holds free from burdensome restrictions or known conflicts with the rights of others, all material licenses, registrations, permits, certificates, authorizations and approvals necessary for the operation of the Mortgaged Property as a Hotel; and

          (d) Neither the execution and delivery of the Mortgage Loan Documents, the Mortgagor's performance thereunder, the recordation of the Mortgage, will materially and adversely affect (x) the Mortgagor's rights under either the Franchise Agreement, if any, or the Management Agreement, if any, or (y) the licenses, registration, permits, certificates, authorizations and approvals necessary for the operation of the Hotel; provided, however, in the case of clause (y) the Borrower's knowledge is limited to the Borrower's actual knowledge based on (1) a review of such items and (2) reliance on an opinion of counsel from the Mortgagor's counsel.


                               Schedule 1, Page 13

                             Part III. Defined Terms

          In addition to terms defined elsewhere in the Loan Agreement, the following terms shall have the following meanings when used in this Schedule 1:

          "Acceptable State" shall mean any state for which approval has not been revoked by the Lender in its sole discretion, any such notice of revocation to be given no later than 10 Business Days prior to its intended effective date.

          "Accepted Servicing Practices" shall mean, with respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loans in the jurisdiction where the related Mortgaged Property is located.

          "ALTA" means the American Land Title Association.

          "Appraised Value" shall mean the value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

          "Assignment of Mortgage" shall mean an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage.

          "Best's" means Best's Key Rating Guide, as the same shall be amended from time to time.

          "Cut-off Date" means the first day of the month in which the related Funding Date occurs.

          "Debt Service Ratio" means as of any date of determination and for any period, the applicable "Debt Service Coverage" ratio determined in accordance with, and defined in, the Underwriting Guidelines.

          "Due Date" means the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

          "Escrow Payments" means with respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

          "FHLMC" means the Federal Home Loan Mortgage Corporation, or any successor thereto.

          "FNMA" means the Federal National Mortgage Association, or any successor thereto.


                                 Schedule 1, Page 14

          "Gross Margin" means with respect to each adjustable rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note.

          "Ground Lease" means a lease for all or any portion of the real property comprising the Mortgaged Property, the lessee's interest in which is held by the Mortgagor of the related Mortgage Loan.

          "Ground Lessee" shall mean the ground lessee under a Ground Lease.

          "Hotel" shall mean a real estate development owned by the Mortgagor or for which the Mortgagor is a Ground Lessee, which constitutes a full operational hotel or motel, including all land, amenities and improvements, with individual rooms principally for short-term rental to tenants occupying same, as more particularly described in the Underwriting Guidelines.

          "Index" means with respect to each adjustable rate Mortgage Loan, the index set forth in the related Mortgage Note for the purpose of calculating the interest rate thereon.

          "Insurance Proceeds" means with respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

          "Interest Rate Adjustment Date" means with respect to each adjustable rate Mortgage Loan, the date, specified in the related Mortgage Note and the Mortgage Loan Schedule, on which the Mortgage Interest Rate is adjusted.

          "Loan-to-Value Ratio" or "LTV" means with respect to any Mortgage Loan, the ratio of the original outstanding principal amount of the Mortgage Loan to the lesser of (a) the Appraised Value of the Mortgaged Property at origination or (b) if the Mortgaged Property was purchased within 12 months of the origination of the Mortgage Loan, the purchase price of the Mortgaged Property.

          "Monthly Payment" means the scheduled monthly payment of principal and interest on a Mortgage Loan as adjusted in accordance with changes in the Mortgage Interest Rate pursuant to the provisions of the Mortgage Note for an adjustable rate Mortgage Loan.

          "Mortgage Interest Rate" means the annual rate of interest borne on a Mortgage Note, which shall be adjusted from time to time with respect to adjustable rate Mortgage Loans.

          "Mortgage Interest Rate Cap" means with respect to an adjustable rate Mortgage Loan, the limit on each Mortgage Interest Rate adjustment as set forth in the related Mortgage Note.

          "Mortgagee" means the Borrower or any subsequent holder of a Mortgage Loan.

          "Origination Date" shall mean, with respect to each Mortgage Loan, the date of the Mortgage Note relating to such Mortgage Loan, unless such information is not provided by the Borrower with respect to such Mortgage Loan, in which case the Origination Date shall be deemed to be the date that is 40 days prior to the date of the first payment under the Mortgage Note relating to such Mortgage Loan.

          "PMI Policy" or "Primary Insurance Policy" means a policy of primary mortgage guaranty insurance issued by a Qualified Insurer.


                                 Schedule 1, Page 15

          "Qualified Insurer" means an insurance company duly qualified as such under the laws of the states in which the Mortgaged Property is located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, and approved as an insurer by FNMA and FHLMC and whose claims paying ability is rated in the two highest rating categories by any of the rating agencies with respect to primary mortgage insurance and in the two highest rating categories by Best's with respect to hazard and flood insurance.

          "Qualified Originator" means an originator of Mortgage Loans reasonably acceptable to the Lender.

          "Servicing File" means with respect to each Mortgage Loan, the file retained by the Borrower consisting of originals of all documents in the Mortgage File which are not delivered to a Custodian and copies of the Mortgage Loan Documents set forth in Section 2 of the Custodial Agreement.


                                 Schedule 1, Page 16

                                                                 Execution Copy


                                                                     SCHEDULE 2

                        FILING JURISDICTIONS AND OFFICES


                     DISTRICT OF COLUMBIA RECORDER OF DEEDS

                                                                      EXHIBIT A

                 [FORM OF AMENDED AND RESTATED PROMISSORY NOTE]

$[_____________]                                         Dated August 21, 1997,
                                  as amended and restated as of October 7, 1998
                                                             New York, New York

                  FOR VALUE RECEIVED, ALLIED CAPITAL CORPORATION, a Maryland corporation, as a Borrower and BUSINESS MORTGAGE INVESTORS, INC., a Maryland corporation, as a Borrower (each a "Borrower", collectively, the "Borrowers"), hereby promise to pay to the order of MORGAN STANLEY MORTGAGE CAPITAL INC. (the "Lender"), at the principal office of the Lender at 1585 Broadway, New York, New York, 10036, in lawful money of the United States, and in immediately available funds, the principal sum of [______________] DOLLARS ($________) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrowers under the Loan Agreement, hereinafter defined) on the dates and in the principal amounts provided in the Loan Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Loan Agreement.

                  The date, amount and interest rate of each Loan made by the Lender to the Borrowers, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof; provided, that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrowers to make a payment when due of any amount owing under the Loan Agreement or hereunder in respect of the Loans made by the Lender.

                  This Amended and Restated Promissory Note is the Note referred to in the Master Loan and Security Agreement dated as of August 21, 1997 as amended by the Amended and Restated Master Loan and Security Agreement dated as of October 7, 1998 (as amended, supplemented or otherwise modified and in effect from time to time, the "Loan Agreement") The Borrowers agree to pay all the Lender's costs of collection and enforcement (including reasonable attorneys' fees and disbursements of Lender's counsel) in respect of this Note when incurred, including, without limitation, reasonable attorneys' fees through appellate proceedings.

                  Notwithstanding the pledge of the Collateral, the Borrowers hereby acknowledge, admit and agree that the Borrowers' obligations under this Note are recourse obligations of each Borrower (subject to the limitations set forth below) to which such Borrower pledges its full faith and credit.

                  The Borrowers, and any indorsers or guarantors hereof, (a) severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayments of this Note, (b) expressly agree that this Note, or any payment hereunder, may be extended from time to time, and consent to the acceptance of further Collateral, the release of any Collateral for this Note, the release of any party primarily or secondarily liable hereon, and (c) expressly agree that it will not be necessary for the Lender, in order to enforce payment of this Note, to first institute or exhaust the Lender's remedies against the Borrowers or any other party liable hereon or against any Collateral for this Note. No extension of time for the payment of this Note, or any installment hereof, made by agreement by the Lender with any person now or hereafter liable for the payment of this Note, shall affect the liability under this Note of the Borrowers, even if the Borrowers are not a party to such agreement; provided, however, that the Lender and the Borrowers, by written agreement among them, may affect the liability of the Borrowers.

                  Any reference herein to the Lender shall be deemed to include and apply to every subsequent holder of this Note. Reference is made to the Loan Agreement for provisions concerning optional and mandatory prepayments, Collateral, acceleration and other material terms affecting this Note.

                  This Amended and Restated Promissory Note amends and restates in its entirety the Promissory Note dated August 21, 1997 (the "Existing Promissory Note") and is given as a continuation, rearrangement and extension, and not a novation, release or satisfaction, of the Existing Promissory Note. The Borrowers hereby acknowledge and agree that simultaneously with the Borrowers' execution and delivery of this Amended and Restated Promissory Note to the Lender, the Lender has delivered to the Borrowers the Existing Promissory Note.

                  Allied hereby acknowledges and agrees that it shall be jointly and severally liable for all representations, warranties, covenants, obligations and indemnities of the Borrowers hereunder. Business Mortgage Investors, Inc. hereby acknowledges and agrees that it shall be liable for all representations, warranties, covenants, obligations and indemnities of the Borrowers hereunder only to the extent of its pro rata portion of the Secured Obligations.

                  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE) WHOSE LAWS THE BORROWERS EXPRESSLY ELECT TO APPLY TO THIS NOTE. THE BORROWERS AGREE THAT ANY ACTION OR PROCEEDING BROUGHT TO ENFORCE OR ARISING OUT OF THIS NOTE MAY BE COMMENCED IN THE SUPREME COURT OF THE STATE OF NEW YORK, BOROUGH OF MANHATTAN, OR IN THE DISTRICT COURT OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK.

                                    ALLIED CAPITAL CORPORATION

                                    By:
                                        --------------------------------------
                                             Name:
                                             Title:



                                    BUSINESS MORTGAGE INVESTORS, INC.

                                    By:
                                        --------------------------------------
                                             Name:
                                             Title

                                SCHEDULE OF LOANS

         This Note evidences Loans made under the within-described Loan Agreement to the Borrower, on the dates, in the principal amounts and bearing interest at the rates set forth below, and subject to the payments and prepayments of principal set forth below:

             UNCOMMITTED
             LOAN (U) OR      PRINCIPAL
              COMMITTED         AMOUNT                        AMOUNT PAID     UNPAID PRINCIPAL      NOTATION
DATE MADE      LOAN (C)        OF LOAN      INTEREST RATE     OR PREPAID            AMOUNT          MADE BY
---------    -----------      ---------     -------------     ----------            ------          -------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

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-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

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

                                                                      EXHIBIT B


                    AMENDED AND RESTATED CUSTODIAL AGREEMENT]

                                                                      EXHIBIT C

                         OPINION OF COUNSEL TO BORROWERS


                                     (date)

Morgan Stanley Mortgage Capital Inc.
1585 Broadway
New York, New York  10036

Dear Sirs and Mesdames:

          You have requested [our] [my] opinion, as counsel to ALLIED CAPITAL CORPORATION ("Allied") a Maryland corporation, as a Borrower and BUSINESS MORTGAGE INVESTORS, INC., ("BMI") a Maryland corporation (each a "Borrower" collectively, the "Borrowers"), with respect to certain matters in connection with that certain Amended and Restated Master Loan and Security Agreement, dated as of October 7, 1998 (the "Loan and Security Agreement"), by and between the Borrower and Morgan Stanley Mortgage Capital Inc. (the "Lender"), being executed contemporaneously with an Amended and Restated Promissory Note dated October __, 1998 from the Borrower to the Lender (the "Note"), and an Amended and Restated Custodial Agreement, dated as of October __, 1998 (the "Custodial Agreement"), by and among the Borrower, LaSalle National Bank (the "Custodian"), and the Lender. Capitalized terms not otherwise defined herein have the meanings set forth in the Loan and Security Agreement.

          [We] [I] have examined the following documents:

          1.        the Loan and Security Agreement;

          2.        the Note;

          3.        Custodial Agreement;

          4.        unfiled copies of the financing statements listed on
                    Schedule 1 (collectively, the "Financing Statements") naming the Borrower as Debtor and the Lender as Secured Party and describing the Collateral (as defined in the Loan and Security Agreement) as to which security interests may be perfected by filing under the Uniform Commercial Code of the States listed on Schedule 1 (the "Filing Collateral"), which I understand will be filed in the filing offices listed on
                    Schedule 1 (the "Filing Offices");

          5. the reports listed on Schedule 2 as to UCC financing statements (collectively, the "UCC Search Report"); and

          6. such other documents, records and papers as we have deemed necessary and relevant as a basis for this opinion.

          To the extent [we] [I] have deemed necessary and proper, [we] [I] have relied upon the representations and warranties of the Borrower contained in the Loan and Security Agreement. [We]

[I] have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

          Based upon the foregoing, it is [our] [my] opinion that:

          1. Allied is a Maryland corporation duly organized, validly existing and in good standing under the laws of Maryland and is qualified to transact business in, and is in good standing under, the laws of the state of Maryland.

             BMI is a Maryland corporation duly organized, validly existing and in good standing under the laws of Maryland and is qualified to transact business in, and is in good standing under, the laws of the state of Maryland.

          2. Each Borrower has the corporate power to engage in the transactions contemplated by the Loan and Security Agreement, the Note, and the Custodial Agreement and all requisite corporate power, authority and legal right to execute and deliver the Loan and Security Agreement, the Note, and the Custodial Agreement and observe the terms and conditions of such instruments. Each Borrower has all requisite corporate power to borrow under the Loan and Security Agreement and to grant a security interest in the Collateral pursuant to the Loan and Security Agreement.

          3. The execution, delivery and performance by each Borrower of the Loan and Security Agreement, the Note, and the Custodial Agreement, and the borrowings by such Borrower and the pledge of the Collateral under the Loan and Security Agreement have been duly authorized by all necessary corporate action on the part of such Borrower. Each of the Loan and Security Agreement, the Note and the Custodial Agreement have been executed and delivered by each Borrower and are legal, valid and binding agreements enforceable in accordance with their respective terms against the Borrower, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the practical realization of the benefits provided thereunder or with the Lender's security interest in the Mortgage Loans.

          4. No consent, approval, authorization or order of, and no filing or registration with, any court or governmental agency or regulatory body is required on the part of any Borrower for the execution, delivery or performance by each Borrower of the Loan and Security Agreement, the Note and the Custodial Agreement or for the borrowings by each Borrower under the Loan and Security Agreement or the granting of a security interest to the Lender in the Collateral, pursuant to the Loan and Security Agreement.

          5. The execution, delivery and performance by each Borrower of, and the consummation of the transactions contemplated by, the Loan and Security Agreement, the Note and the Custodial Agreement do not and will not (a) violate any provision of such Borrower's charter or by-laws, (b) violate any applicable law, rule or regulation, (c) to the best of our knowledge violate any order, writ, injunction or decree of any court or governmental authority or agency or any arbitral award applicable to such Borrower of or (d) to the best of our knowledge result in a breach of or constitute a default under any agreement or instrument to which such Borrower is a party or by which it is bound or to which it is subject, or (except for the Liens created pursuant to the Loan and Security Agreement) result in the creation or imposition of any Lien upon any Property of such Borrower pursuant to the terms of any such agreement or instrument.

          6. There is no action, suit, proceeding or investigation pending or, to the best of [our] [my] knowledge, threatened against either Borrower which, in [our] [my] judgment, either in any one instance or in the aggregate, would be reasonably likely to result in any material adverse change in the properties, business or financial condition, or prospects of either Borrower or in any material impairment of the right or ability of either Borrower to carry on its business substantially as now conducted or in any material liability on the part of any Borrower or which would draw into question the validity of the Loan and Security Agreement, the Note, the Custodial Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be reasonably likely to impair materially the ability of either Borrower to perform under the terms of the Loan and Security Agreement, the Note, the Custodial Agreement or the Mortgage Loans.

          7. The Loan and Security Agreement is effective to create, in favor of the Lender, a valid security interest under the Uniform Commercial Code in all of the right, title and interest of the Borrowers in, to and under the Collateral as collateral security for the payment of the Secured Obligations (as defined in the Loan and Security Agreement), except that (a) such security interests will continue in Collateral after its sale, exchange or other disposition only to the extent provided in Section 9-306 of the Uniform Commercial Code, (b) the security interests in Collateral in which the Borrower acquires rights after the commencement of a case under the Bankruptcy Code in respect of the Borrower may be limited by Section 552 of the Bankruptcy Code.

          8. When the Mortgage Notes are delivered to the Custodian, endorsed in blank by a duly authorized officer of the Borrowers, the security interest referred to in paragraph 7 above in the Mortgage Notes will constitute a fully perfected first priority security interest in all right, title and interest of the Borrowers therein, in the Mortgage Loan evidenced thereby and in the Borrowers' interest in the related Mortgaged Property.

          9. (a) Upon the filing of financing statements on Form UCC-1 naming the Lender as "Secured Party" and the Borrower as "Debtor", and describing the Collateral, in the jurisdictions and recording offices listed on Schedule 1 attached hereto, the security interests referred to in paragraph 7 above (except with respect to the Mortgage Notes) will constitute fully perfected security interests under the Uniform Commercial Code in all right, title and interest of the Borrower in, to and under such Collateral, which can be perfected by filing under the Uniform Commercial Code.

          (b) The UCC Search Report sets forth the proper filing offices and the proper debtors necessary to identify those Persons who have on file in the jurisdictions listed on Schedule 1 financing statements covering the Filing Collateral as of the dates and times specified on Schedule 2. Except for the matters listed on Schedule 2, the UCC Search Report identifies no Person who has filed in any Filing Office a financing statement describing the Filing Collateral prior to the effective dates of the UCC Search Report.

          10. The Assignments of Mortgage are in recordable form, except for the insertion of the name of the assignee, and upon the name of the assignee being inserted, are acceptable for recording under the laws of the state where each related Mortgaged Property is located.

                                                 Very truly yours,

                                    EXHIBIT D

                          FORM OF REQUEST FOR BORROWING

          Amended and Restated Master Loan and Security Agreement, dated as of October __, 1998 (the "Loan and Security Agreement"), by and between
Life Bank and Morgan Stanley Mortgage Capital Inc. (the "Lender"),

Lender:                             Morgan Stanley Mortgage Capital Inc.

Borrower:                           [ALLIED CAPITAL CORPORATION]
                                    [BUSINESS MORTGAGE INVESTORS, INC.]

Requested Fund Date:                _____________________________________

Transmission Date:                  _____________________________________

Transmission Time:


Type of Funding:
(Wet or Dry)                        _____________________________________

Number of Mortgage
Loans to be Pledged:                _____________________________________

UPB:                                $____________________________________

Requested Wire Amount:              $____________________________________

Wire Instructions:



Requested by:

[ALLIED CAPITAL CORPORATION]
[BUSINESS MORTGAGE INVESTORS, INC.]

By:________________________________
       Name:
       Title:

                                                                    EXHIBIT E-1


                        FORM OF BORROWER'S RELEASE LETTER


                                                             [Date]

Morgan Stanley Mortgage Capital Inc.
1585 Broadway
New York, New York  10036
Attention:  ____________________
Facsimile:  ____________________

       Re: Amended and Restated Master Loan and Security Agreement, dated as of October __, 1998 (the "Loan and Security Agreement"), by and among ALLIED CAPITAL CORPORATION and Business Mortgage Investors, Inc. as a Borrower (each a "Borrower", collectively, the "Borrowers") and Morgan Stanley Mortgage Capital Inc. (the "Lender")

Ladies and Gentlemen:

            With respect to the mortgage loans described in the attached Schedule A (the "Mortgage Loans") (a) we hereby certify to you that the Mortgage Loans are not subject to a lien of any third party and (b) we hereby release all right, interest or claim of any kind with respect to such Mortgage Loans, such release to be effective automatically without further action by any party upon payment from Morgan Stanley Mortgage Capital Inc., of the amount of the Loan contemplated under the Loan and Security Agreement (calculated in accordance with the terms thereof) in accordance with the wiring instructions set forth in the Loan and Security Agreement.

                                             Very truly yours,



                                             By:
                                                -------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                   ----------------------------

                                                                    EXHIBIT E-2

                    FORM OF WAREHOUSE LENDER'S RELEASE LETTER


                                     (Date)



Morgan Stanley Mortgage Capital Inc.
1585 Broadway
New York, New York  10036
Attention: ________________
Facsimile: ________________

       Re: Certain Mortgage Loans Identified on Schedule A hereto and owned by Allied Capital Corporation.

           The undersigned hereby releases all right, interest, lien or claim of any kind with respect to the mortgage loan(s) described in the attached Schedule A, such release to be effective automatically without any further action by any party upon payment in one or more installments, in immediately available funds of $__________________, in accordance with the following wire instructions:


                                          ------------------------

                                          ------------------------

                                                 Very truly yours,


                                                 [WAREHOUSE LENDER]

                                               By:
                                                  -----------------------------
                                               Name:
                                                    ---------------------------
                                               Title:
                                                     --------------------------

                                                                      EXHIBIT F

                             UNDERWRITING GUIDELINES



                          [Stored as Separate Document]




                                       1